HONEYWELL SAVINGS AND

OWNERSHIP PLAN

Amended and Restated Effective November 1, 2007

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APPENDIX A	INVESTMENT OPTIONS	A-1

APPENDIX B	RULES RELATED TO TRANSFERRED FROZEN SUBFUNDS	B-1

APPENDIX C	PROVISIONS RELATING TO PARTICIPATING UNITS PROVIDING A NON-VARIABLE EMPLOYER MATCHING CONTRIBUTION	C-1

APPENDIX D	PROVISIONS RELATING TO PARTICIPATING UNITS WITH VARIABLE EMPLOYER MATCHING CONTRIBUTIONS AND VARIABLE DISCRETIONARY SUPPLEMENTAL EMPLOYER CONTRIBUTIONS	D-1

APPENDIX E	PROVISIONS RELATING TO PARTICIPATING UNITS WITH VARIABLE EMPLOYER MATCHING CONTRIBUTIONS	E-1

APPENDIX F	SPECIAL PROVISIONS RELATING TO ACQUIRED ENTITIES	F-1

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HONEYWELL SAVINGS AND OWNERSHIP PLAN

(Amended and Restated Effective November 1, 2007)

ARTICLE I

STATEMENT OF HISTORY

1.1          HISTORY. Effective as of midnight on December 31, 2005, the Honeywell Savings and Ownership Plan I merged with and into the Honeywell Savings and Ownership Plan II. Coincident with the merger, HSOP II was renamed the Honeywell Savings and Ownership Plan (the "Plan"). This amended and restated Plan is generally effective November 1, 2007, except for provisions that are effective as of other dates.

1.2          RIGHTS AFFECTED. The provisions of this Plan apply to Eligible Employees who complete an Hour of Service on or after November 1, 2007. The rights of any Participant who does not have an Hour of Service on or after November 1, 2007 shall be governed by the Plan in effect on his termination from employment, except as provided in the Plan.

1.3          QUALIFICATION UNDER THE INTERNAL REVENUE CODE. It is intended that the Plan be a qualified profit-sharing plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that the requirements of Code Sections 401(k) or 414(v) be satisfied as to that portion of the Plan applicable to Before-Tax Contributions, that the requirements of Code Section 401(m) be satisfied as to that portion of the Plan applicable to After-Tax Contributions and Employer Matching Contributions, and that the Trust or other funding vehicle associated with the Plan be exempt from Federal income taxation pursuant to the provisions of Code Section 501(a).

1.4          EMPLOYEE STOCK OWNERSHIP PLAN. The Plan is intended to be a stock bonus plan qualified under Code Section 401(a) and a non-leveraged employee stock ownership plan ("ESOP") satisfying the requirements of Code Sections 401(a), 409 and 4975(e). The ESOP component of the Plan is designed to be invested primarily in employer securities within the meaning of Code Section 4975(e)(8) and, as such, the sole investment of the ESOP shall be the Honeywell Common Stock Fund.

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ARTICLE II

DEFINITIONS

Whenever the following words and phrases defined below appear in the Plan, they shall have the respective meaning set forth below, unless the context clearly indicates otherwise. Further, as a matter of general construction, when used herein, the singular shall include the plural and the masculine shall include the feminine and the neuter, unless the context clearly indicates otherwise.

2.1         "Account Balance" or "Accounts" shall mean the aggregate of the amounts in the Participant's Before-Tax Contribution Account, Employer Matching Contribution Account, Discretionary Supplemental Employer Contribution Account, Prior Plan Employer Contribution Account, Rollover Contribution Account, After-Tax Contribution Account and IRA Account as of the applicable date.

2.2         "Actual Deferral Percentage" shall mean for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in such group), of (i) the amount of Before-Tax Contributions actually paid over to the Trust on behalf of each such Eligible Employee for such Plan Year, to (ii) the Eligible Employee's Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. In computing the Actual Deferral Percentage, Before-Tax Contributions shall not include any amounts properly returned to the Participant as excess Annual Additions under Section 6.5; any amounts properly returned to a Nonhighly Compensated Employee as excess deferrals under Section 6.1; or any amounts properly characterized as Catch-Up Contributions. The Actual Deferral Percentage for a Participant who makes no Before-Tax Contributions during a Plan Year shall be 0%.

2.3       "Affiliated Company" shall mean:

(a)          any corporation which is a member of the same controlled group of corporations as the Company within the meaning of Section 414(b) of the Code;

(b)          any unincorporated trade or business which is under common control with the Company, as determined under Section 414(c) of the Code;

(c)          any member of an affiliated service group, as defined in Section 414(m) of the Code, which includes the Company; and

(d)          any trade or business which is otherwise aggregated with the Company under Section 414(o) of the Code.

For purposes of Sections 2.28 and 2.56, a "controlled group of corporations" also includes any corporation which would be considered a member of a controlled group for purposes of Section 409(l) of the Code.

2.4         "After-Tax Contribution Account" shall mean the account maintained for a Participant to record After-Tax Contributions made on his behalf by the Employer and to

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maintain Rollover Contributions made prior to June 1, 1993 by Participants in the AlliedSignal Savings Plan or the AlliedSignal Thrift Plan prior to April 1, 2000, as well as earnings and losses which accrue on such contributions.

2.5         "After-Tax Contributions" shall mean Participant Contributions which are made on an after-tax basis pursuant to Article IV.

2.6         "Annual Addition" shall mean for any calendar year the sum of (a) Employer contributions (excluding amounts properly recharacterized as Catch-Up Contributions), (b) Employee contributions, (c) forfeitures, and (d) for purposes of the dollar limitation under Section 415(c)(1)(B) of the Code, amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

2.7         "Average Contribution Percentage" shall mean for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in the group) of (i) the Employer Matching Contributions under the Plan on behalf of the Eligible Employee for the applicable calendar year ending with or within the applicable Plan Year, After-Tax Contributions and Before-Tax Contributions recharacterized as After-Tax Contributions pursuant to Section 6.3(d), to (ii) the Eligible Employee's Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. The Average Contribution Percentage for a Participant who has not allocated an Employer Matching Contribution and does not make After-Tax Contributions or have any Before-Tax Contributions recharacterized as After-Tax Contributions shall be 0%. For purposes of determining Contribution Percentages, After-Tax Contributions are considered to have been made in the Plan Year in which they are contributed to the Trust. Employer Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period after the close of the Plan Year. In computing Contribution Percentages, the Plan Administrator may include, in subsection (i), Before-Tax Contributions, except for Before-Tax Contributions which are properly distributed as excess Annual Additions under Section 6.5 or amounts properly characterized as Catch-Up Contributions.

2.8         "Base Pay" shall mean base rate of pay and lump-sum merit increases prior to any contribution to the Plan (including nontaxable compensation received through a cafeteria plan under Section 125 of the Code to the extent such compensation constitutes a reduction in base rate of pay), and elective amounts that are not includible in gross income of the Employee by reason of Section 132(f)(4) of the Code, and does not include shift differentials, overtime or other premium pay, bonus, incentive payments or other extra compensation, or amounts deferred under any nonqualified plan of deferred compensation, but shall include sales commissions. Base Pay shall include earnings coded as "WIP-Installation Program" in the Company's payroll system. Base Pay shall include earnings provided to Employees who participated in an ex-patriot international assignment and coded as "Spousal Allowances" in the Company's payroll system for the period starting on January 1, 2000 and ending on June 13, 2006. Base Pay shall not include amounts paid for that period of time after termination of the employer-employee

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relationship during which an Employee continues on the payroll of the Employer or an Affiliated Company on account of the employment relationship which previously existed. Notwithstanding the foregoing, Base Pay shall include compensation paid in the first paycheck paid to an Employee following termination of the employer-employee relationship, which is for payment for services rendered by the Employee up through the termination of employment. For purposes of Article IV, Base Pay shall include accrued vacation pay.

The annual Base Pay for any Plan Year of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Base Pay means Base Pay during the Plan Year or such other consecutive 12-month period over which Base Pay is otherwise determined under the Plan (the "Determination Period"). The cost-of-living adjustment in effect for a calendar year applies to annual Base Pay for the Determination Period that begins with or within such calendar year.

2.9         "Before-Tax Contributions" shall mean Participant contributions which are made on a before-tax basis pursuant to Article IV and is then contributed to the Trust by the Employer. Before-Tax Contributions shall also include Catch-Up Contributions, unless otherwise indicated herein.

2.10       "Before-Tax Contribution Account" shall mean the account maintained for a Participant to record Before-Tax Contributions made on his behalf by the Employer and earnings and losses which accrue on such contributions.

2.11       "Beneficiary" shall mean a person properly designated by a Participant in accordance with Section 13.1 who is or may become entitled to a benefit under the Plan or, if no person is so designated, in accordance with Section 13.2, the Participant's Spouse (if any) or estate.

2.12       "Break in Service" shall mean, for purposes of computing a Year of Eligibility Service, a Plan Year "computation period," as determined in accordance with Section 2.80, during which a Part-time Employee completes less than 501 Hours of Service.

2.13       "Catch-Up Contributions" shall mean Before-Tax Contributions made by an Eligible Catch-Up Contribution Participant that are properly characterized as catch-up contributions in accordance with Section 414(v) of the Code and that exceed an Applicable Limit. An "Eligible Catch-Up Contribution Participant" means a Participant who has attained at least age 50 by the close of the Plan Year. For purposes of determining Catch-Up Contributions, "Applicable Limit" shall mean (i) the statutory limit with respect to a Participant provided in Sections 401(a)(30) or 415(c) of the Code; (ii) any Plan-provided limit on Before-Tax Contributions that a Participant is permitted to make; or (iii) the Actual Deferral Percentage limit.

2.14       "Catch-Up Contribution Election" shall mean the agreement between the Participant and the Employer whereby the Participant directs the Employer to contribute a designated dollar amount of his Base Pay as Catch-Up Contributions to the Trust. A

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Participant's Catch-Up Contribution Election will automatically apply to subsequent years following the election year unless the Catch-Up Contribution Election is changed or revoked.

2.15       "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.16       "Company" shall mean Honeywell International Inc., a Delaware corporation, or any successor thereto.

2.17       "Compensation" shall mean the total remuneration paid by the Employer to an Employee prior to his termination of employment for services rendered to the Employer and required to be reflected on Form W-2 for Federal income tax withholding purposes, as well as (i) amounts deferred pursuant to Article IV and amounts contributed by the Employer pursuant to a Salary Reduction Agreement that are excluded from a Participant's gross income under Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b) of the Code and (ii) effective January 1, 2008, such remuneration which is earned or otherwise relates to services performed prior to the termination of the Employee's employment but is paid after the Employee's termination of employment but prior to the later of the end of the Determination Period (as defined below) in which he terminated employment or two and one-half months after his termination of employment. The Annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the "Determination Period"). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Determination Period that begins with or within such calendar year.

2.18       "Corrective Contributions" shall mean the contributions made by an Employer pursuant to Section 5.3.

2.19       "Default Investment Funds" shall mean investment funds which are commonly known as or referred to as Target Date Retirement Funds. The Target Date Retirement Funds are privately offered, collective investment funds which allocate assets among several asset classes, are targeted to a specific retirement date and automatically reduce equity exposure and risk over time, becoming more conservative as the specific retirement date approaches.

2.20       "Disability" shall mean:

(a)          prior to January 1, 2006, a medically determinable physical or mental impairment resulting in the complete inability of an Employee who is not engaged in any occupation for wage or profit to perform any and every duty of his occupation, as determined by the Plan Administrator; and

(b)          on and after January 1, 2006 and prior to January 1, 2007, (i) a physical or mental condition which entitles a Participant to long-term disability benefits under the Employer's long-term disability plan, (ii) a Participant's eligibility for and receipt of disability benefits under the Social Security Act or, (iii) a Participant's eligibility for and receipt of benefits in accordance with a State's non-occupational disability benefit requirements.

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(c)          on and after January 1, 2007, an Employee shall be deemed to have a Disability or be Disabled if the Participant's first day of absence for physical or mental conditions occurs after 2006 and the Participant (i) has a physical or mental condition which entitles the Participant to long-term disability benefits under the Employer's long-term disability plan, (ii) is eligible for and receives disability benefits under the Social Security Act, (iii) is eligible for and receives benefits in accordance with a State's non-occupational disability benefit requirements, or (iv) is approved by the Employer for a Special Medical Leave of Absence in accordance the Company's corporate policy. Notwithstanding anything herein to the contrary, for purposes of the Plan, no Employee shall be deemed to have a Disability or be Disabled for a period of more than eighteen (18) months starting with the Employee's first day of absence for physical or mental conditions if such absence commences on or after January 1, 2007.

2.21       "Discretionary Supplemental Employer Contribution" shall mean a contribution made by the Employer pursuant to Article V.

2.22       "Discretionary Supplemental Employer Contribution Account" shall mean the account maintained for a Participant to record Discretionary Supplemental Employer Contributions and earnings and losses which accrue on such contributions.

2.23       "Distributee" shall mean: (i) an Employee or former Employee; (ii) the Employee or former Employee's surviving Spouse (other than a domestic partner treated as a Spouse under Section 2.70); (iii) the Employee or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order with regard to the interest of the Spouse or former Spouse; and (iv) with respect to an Employee who dies on or after November 1, 2007, the Employee's surviving non-spousal Beneficiary (including a domestic partner treated as a Spouse under Section 2.70).

2.24       "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant and is made pursuant to a state domestic relations law (including a community property law).

2.25      "Effective Date" of this amended and restated Plan shall mean November 1, 2007.

2.26       "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan in accordance with Sections 3.1 or 3.2 and who is not excluded from participation under Section 3.3.

2.27       "Employee" shall mean a person who provides services to or for the Company or an Affiliated Company, receives pay from the Company or an Affiliated Company for such services that is reported on an IRS Form W-2, and is classified by the Company or an Affiliated Company as a common-law employee.

(a)          A "Full-time Employee" means any Employee who is classified in the employment records of the Company or an Affiliated Company as a full-time employee.

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(b)          A "Part-time Employee" means any Employee who is classified in the employment records of the Company or an Affiliated Company as a part-time employee.

(c)          A "Temporary Employee" means a person employed by the Company or an Affiliated Company on either a full-time or part-time basis, with the understanding that his employment will be terminated not later than completion of a specific assignment or an anticipated limited period of employment. A Temporary Employee may be offered and accept a new temporary assignment with the Company and retain his status as a Temporary Employee.

Notwithstanding the foregoing, if an individual is not classified by the Company or an Affiliated Company as a common law employee, such person shall not be an "Employee," "Eligible Employee" or person earning or accruing a benefit or otherwise participating in this Plan, even if such person is later retroactively or prospectively classified as a common law employee by any state or Federal government agency, court of competent jurisdiction or pursuant to a settlement in a judicial proceeding. Notwithstanding anything herein to the contrary, if a person is classified as an "employee" by the Company for a specific or limited purpose, other than for purposes of this Plan, such person shall not be considered to be an "Employee," "Eligible Employee," or person otherwise eligible to accrue a benefit or participate in this Plan.

2.28       "Employer" shall mean the Company and any Affiliated Company which adopts this Plan, as well as any predecessors or successors to the Employer who adopts this Plan.

2.29       "Employer Matching Contributions" shall mean the contributions made by the Employer pursuant to Article V with respect to a Participant's Matched Contributions.

2.30       "Employer Matching Contribution Account" shall mean the account maintained for a Participant to record Employer Matching Contributions made by the Employer and earnings and losses that accrue on such contributions, together with any amounts previously maintained in the "Employer Matching Contribution Account" held under HSOP I as of December 31, 2005.

2.31       "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service for the Employer.

2.32       "Enrollment Date" shall mean the date by which the Employee's election to participate, or deemed election pursuant to Section 4.2, is processed by the Employer and which coincides with or immediately follows the date on which an Employee satisfies the requirements to participate under Article III.

2.33       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.34       "ESOP" shall mean the portion of the Plan that meets the requirements of Article XI.

2.35       "ESOP Account" shall mean the account of a Participant credited with a Participant's interest in the Honeywell Common Stock Fund.

2.36       "Fund" shall mean one of the investment funds described in Appendix A.

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2.37      "Highly Compensated Employee" shall mean an Employee who:

(a)          at any time during the calendar year ending with or within the Plan Year or the preceding calendar year ending with or within the Plan Year was a 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code); or

(b)          for the preceding calendar year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

The Company has not made a top-paid election for determining who is a Highly Compensated Employee.

The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury Regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

2.38       "Honeywell Common Stock" shall mean the common stock of the Company.

2.39       "Honeywell Common Stock Fund" shall mean the investment fund primarily invested in Honeywell Common Stock.

2.40       "HSOP I" shall mean the Honeywell Savings and Ownership Plan I, which merged with and into HSOP II, effective as of midnight on December 31, 2005.

2.41       "HSOP II" shall mean the Honeywell Savings and Ownership Plan II, which remained following the merger of HSOP I with and into HSOP II, effective as of midnight on December 31, 2005. Effective January 1, 2006, HSOP II has been renamed the "Honeywell Savings and Ownership Plan."

2.42       "Hour of Service" shall mean:

(a)          Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Plan Administrator shall credit Hours of Service under this subsection to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

(b)          Each hour of service for back pay, irrespective of mitigation of damages, which the Employer has agreed to pay, or for which the Employee has received an award. The Plan Administrator shall credit Hours of Service under this subsection to the Employee for the Plan Year(s) to which the award of the agreement pertains, rather than for the Plan Year in which the award, agreement or payment is made; and

(c)          Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick

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leave, illness, incapacity (including disability), layoff, jury duty, military duty, or Maternity and Paternity Leave. The Plan Administrator shall not credit more than five hundred one (501) Hours of Service under this subsection (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Plan Administrator shall credit Hours of Service under this subsection (c) in accordance with the rules of subsections (b) and (c) of Department of Labor Regulation. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this subsection.

The Plan Administrator shall not credit an Hour of Service under more than one of the above subsections. Furthermore, if the Plan Administrator is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then such 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section. The Plan Administrator shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

The Plan Administrator shall credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

2.43       "IRA Account" shall mean an account in which are held individual retirement account ("IRA") contributions by former participants in a plan which has been merged into the Plan, and the investment results thereof.

2.44       "Layoff" shall mean the act of suspending or dismissing an Employee due to corporate reorganization or lack of work. Such determination for purposes of the Plan shall be made in the discretion of the Plan Administrator.

2.45       "Leased Employee" shall mean an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Section 414(n)(6) of the Code) on a substantially full time basis for at least one year under the primary direction or control of the Employer.

2.46       "Loan Election Date" shall mean the first Valuation Date coinciding with or immediately following the date on which the Participant makes a request to receive a loan pursuant to Article XII.

2.47       "Matched Contribution" shall mean the portion, if any, of the Before-Tax Contribution and/or After-Tax Contribution which is matched by the Employer. For purposes of determining Matched Contributions, Before-Tax Contributions shall not include those contributions that a Participant elects to contribute pursuant to a Catch-Up Contribution Election, Before-Tax Contributions that are recharacterized as Catch-Up Contributions pursuant to Section 6.3(d), or Catch-Up Contributions that are recharacterized as Before-Tax Contributions.

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2.48       "Maternity and Paternity Leave" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of the child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following the birth or placement. For purposes of calculating a Year of Eligibility Service, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one-year Break in Service, or in the immediately following computation period. The Hours of Service credited for a Maternity and Paternity Leave shall be those which would have normally been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a Maternity and Paternity Leave shall not exceed 501. For purposes of calculating a Year of Vesting Service, the Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of the Maternity and Paternity Leave is the second anniversary of the first day of such absence.

2.49       "Month of Participation" shall mean the month which includes a Participant's Enrollment Date and each month thereafter, based on the monthly anniversary date of the Participant's date of hire, in which a Participant remains a Participant in the Plan. Months of Participation shall include Months of Participation in:

(a)          predecessor versions of the Plan;

(b)          for periods prior to January 1, 2006, other tax qualified savings plans merged into this Plan or any of its predecessors, except for the Honeywell Cabin Management 401(k) Savings Plan (formerly the Quest Inc. 401(k) Savings Plan) (the "HCM Plan"), the Silent Witness USA, Inc. 401(k) Retirement Savings Plan, the Genesis Cable 401(k) Plan, the Electro-Radiation, Inc. 401(k) Plan and the HomMed LLC 401(k) Safe Harbor Profit Sharing Plan. Except as otherwise provided in this Section, effective January 1, 2006, Months of Participation shall not include Months of Participation in other tax qualified savings plans that merged into this Plan or any of its predecessors;

(c)          any United States tax qualified savings plan of the Company or an Affiliated Company to the extent approved by the Company;

(d)          the Honeywell Employee Stock Purchase Plan, the Honeywell Canada Savings Plan, the Honeywell Global Employee Stock Purchase Plan, or the Honeywell U.K. Share Ownership Plan;

(e)          the Honeywell Consumer Products 401(k) Plan for Participants who were active participants in the Honeywell Consumer Products 401(k) Plan on December 31, 2000;

(f)           the Treadview 401(k) Plan for Participants who were active participants in the Treadview 401(k) Plan on August 31, 2000;

(g)          the TriStar Aerospace, Inc. 401(k) Profit Sharing Plan for Participants who were active participants in the TriStar Aerospace, Inc. 401(k) Profit Sharing Plan on April 30, 2000;

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(h)          the National Metalizing 401(k) Plan (Gomar union) for Participants who were active participants in the National Metalizing 401(k) Plan (Gomar union) on September 30, 2000;

(i)           the AlliedSignal Capital Accumulation Plan (Boeing location) for Participants who were active participants in the AlliedSignal Capital Accumulation Plan (Boeing location) on April 30, 1999;

(j)           the AlliedSignal Capital Accumulation Plan (Whitesands, NM) for Participants who were active participants in the AlliedSignal Capital Accumulation Plan (Whitesands, NM) on April 30, 1999;

(k)          the Johnson Matthey Salaried Savings Investment Plan for Participants who were active participants in the Johnson Matthey Salaried Savings Investment Plan on September 30, 1999;

(l)           the AlliedSignal Capital Accumulation Plan (Whitesands, NM) for Participants who were active participants in the AlliedSignal Capital Accumulation Plan (Whitesands, NM) on April 30, 1999;

(m)         the GKN Westland Inc. & Subsidiaries 401(k) Plan for Participants who were active participants in the GKN Westland Inc. & Subsidiaries 401(k) Plan on July 31, 1998;

(n)          the Banner Aerospace, Inc. Profit Sharing/401(k) Plan for Participants who were active participants in the Banner Aerospace, Inc. Profit Sharing/401(k) Plan on April 30, 1998;

(o)          the Gomar Manufacturing Co., Inc Savings Plan for Participants who were active participants in the Gomar Manufacturing Co., Inc. Savings Plan on April 30, 1998;

(p)          the Astor Corporation Retirement Savings Plan for Petrowax union Participants who were active participants in the Astor Corporation Retirement Savings Plan on March 31, 1999;

(q)          the Hermetic Aircraft International Corporation 401(k) Plan (the "HAIC Plan") for Participants who were active participants in the HAIC Plan on September 30, 2000;

(r)           the Astor Corporation Retirement Savings Plan for salary & Non-Union hourly Participants who were active participants in the Astor Corporation Retirement Savings Plan on March 31, 1998;

(s)           the Tensor, Inc. Profit Sharing Plan for Participants who were active participants in the Tensor, Inc. Profit Sharing Plan on March 31, 1998;

(t)           the Grimes Aerospace Employee Investment Plan for Participants who were active participants in the Grimes Aerospace Employee Investment Plan on January 31, 1998;

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(u)          the System Sensor Division Hourly Employees Savings Plan for Participants who were active participants in the System Sensor Division Hourly Employees Savings Plan on June 30, 2004;

(v)          The Savings Plan for Employees of Prestone Holdings Incorporated and Participating Subsidiaries for Participants who were active participants in The Savings Plan for Employees of Prestone Holdings Incorporated and Participating Subsidiaries on September 30, 1997;

(w)         the Nordham Employees 401(k) Plan (Lori) for Participants who were active participants in the Nordham Employees 401(k) Plan (Lori) on September 30, 1996;

(x)          the Bridgestone/Firestone, Inc. Tax-Efficient Savings Plan for Participants who were active participants in the Bridgestone/Firestone, Inc. Tax-Efficient Savings Plan on December 31, 1995;

(y)          the Budd Company Preferred Savings and Investment Plan for Participants who were active participants in the Budd Company Preferred Savings and Investment Plan on March 31, 1995;

(z)          the EG&G Energy Measurements, Inc. Savings Plan for Participants who were active participants in the EG&G Energy Measurements, Inc. Savings Plan on September 30, 1994;

(aa)        the POMS Corporation 401(k) Retirement Plan for Participants who were active participants in the POMS Corporation 401(k) Retirement Plan on March 31, 2001;

(bb)        the Data Instruments, Inc. Profit Sharing Plan for Participants who were active participants in the Data Instruments, Inc. Profit Sharing Plan on June 18, 2001;

(cc)        the Thermal Control, Inc. 401(k) Retirement Plan (the "Thermal Control Plan") for Participants who were active participants in the Thermal Control Plan on December 31, 1998;

(dd)        the Arrowhead Environmental Control, Inc. Employees Profit Sharing and 401(k) Plan (the "Arrowhead Plan") for Participants who were active participants in the Arrowhead Plan on December 31, 1999;

(ee)        the Ultrak Inc. 401(k) Plan (the "Ultrak Plan") for Participants who were active participants in the Ultrak Plan on December 19, 2002;

(ff)         the Process Analysts, Inc. 401(k) Profit Sharing Plan (the "PAI Plan") for Participants who were active participants in the PAI Plan on February 28, 2002;

(gg)        the Sensotec Retirement Plan and Trust (the "Sensotec Plan") for Participants who were active participants in the Sensotec Plan on March 16, 2003;

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(hh)        the Data Instruments, Inc. Employee Stock Ownership Plan for Participants who were active participants in the Data Instruments, Inc. Employee Stock Ownership Plan on June 2, 2003;

(ii)          the Pittway Corporation Blue Chip Profit Sharing and Savings Plan for Participants who were participants in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan and employed by Pittway Corporation on December 31, 2003;

(jj)          the BASF Corporation Employee Savings Plan (the "BASF Plan") for Participants who were active participants in the BASF Plan on April 30, 2003 and who became employed by the Employer on May 1, 2003;

(kk)        the Silent Knight LLC 401(k) Plan for Participants who became employees of the Pittway Corporation on August 2, 1999 and became eligible to participate in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan on August 1, 1999 and subsequently became eligible to participate in the Plan on January 1, 2004;

(ll)          the Aspen Technology 401(k) Savings Plan (the "Aspen 401(k) Plan") for Participants who were active participants in the Aspen 401(k) Plan on December 22, 2004 and who became employed by the Employer on December 23, 2004. Notwithstanding the foregoing, Months of Participation in the Aspen 401(k) Plan shall only be counted for purposes of eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contributions) and Months of Participation shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contributions);

(mm)     the Novar Controls Corporation Employee 401(k) Plan (the "Novar 401(k) Plan") for Participants who were active participants in the Novar 401(k) Plan on March 30, 2005 and who became employed by the Employer on March 31, 2005;

(nn)        the Point Research Corporation 401(k) Plan (the "Point Research Plan") for Participants who active participants in the Point Research 401(k) Plan on May 9, 2005 and who became employed by the Employer on May 10, 2005. Notwithstanding the foregoing, Months of Participation in the Point Research 401(k) Plan shall only be counted for purposes of eligibility to receive Employer Matching Contributions in Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution) and such Months of Participation shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contributions); and

(oo)        the Zellweger Analytics, Inc. 401(k) Savings Plan (the "Zellweger Plan") for Participants who were participants in the Zellweger Plan on June 29, 2005 and who became employed by the Employer on June 30, 2005 and who became Eligible Employees on January 1, 2006.

2.50       "Named Fiduciary" shall mean a person designated a fiduciary under this Plan.

2.51       "Nonhighly Compensated Employee" shall mean any Employee who does not meet the definition of a Highly Compensated Employee.

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2.52       "Non-Union Participant" shall mean a Participant whose employment is not covered by a collective bargaining agreement.

2.53       "Normal Retirement Date" shall mean the date, while employed by the Company or an Affiliated Company, the Participant attains the normal retirement age of 65.

2.54       "Participant" shall mean an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Article III.

2.55       "Participant Contributions" shall mean Before-Tax and After-Tax Contributions.

2.56       "Participating Unit" shall mean a group of employees of the Company or an Affiliated Company which has been designated by the Senior Vice President - Human Resources and Communications of the Company or his successor (acting on behalf of the Company as settlor) as participating in the Plan. Each such designation shall include the rate, if any, at which Employer Matching Contributions and Discretionary Supplemental Employer Contributions shall be made on behalf of Eligible Employees within that Participating Unit.

2.57       "Pension and Savings Plans Appeals Committee" shall mean a committee appointed from time to time by the Plan Administrator to assist in the administration of the Plan and whose duties are outlined in Section 14.9.

2.58       "Period of Service" shall mean the period of time commencing on the Employee's Employment Commencement Date and ending on the Severance from Service Date. For purposes of determining one-year Periods of Service, the Plan shall take into account all one-year Periods of Service an Employee completes with the Company or any Affiliated Company. For purposes of determining a Period of Service with respect to an individual who transfers to a Participating Unit directly from employment with the Employer outside any Participating Unit, or with an Affiliated Company that is not part of the Employer, a Period of Service shall include service (i) from employment with the Employer outside any Participating Unit, or (ii) from employment with an Affiliated Company that is not part of the Employer, and such individual's Period of Service shall be measured from his Employment Commencement Date with the Employer or the date on which the individual first performed an Hour of Service for such Affiliated Company.

2.59       "Period of Severance" shall mean the period of time commencing on the Employee's Severance from Service Date and ending on the date the Employee again performs an Hour of Service. A "one-year Period of Severance" shall mean a 12-month period within which the Employee does not perform an Hour of Service. If the Employee completes an Hour of Service prior to incurring a one-year Period of Severance, the Employee's Severance from Service Date shall be disregarded and such period shall be included in his Period of Service.

2.60       "Plan" shall mean the Honeywell Savings and Ownership Plan (formerly the Honeywell Savings and Ownership Plan II).

2.61       "Plan Administrator" shall mean the Vice President - Human Resources, Compensation and Benefits, or an Employee with a successor title.

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2.62       "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31.

2.63       "Prior Plan Employer Contribution Account" shall mean an account to record employer contributions transferred from other tax-qualified plans which were merged into this Plan, including Employer matching contributions transferred from the Honeywell Savings and Stock Ownership Plan that were not invested in Honeywell Common Stock, and earnings or losses that accrue on such contributions.

2.64       "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the following requirements are met. A Qualified Domestic Relations Order must clearly specify (a) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order, (b) the amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, (c) the number of payments or period to which such order applies, and (d) each plan to which the order applies. Subject to Section 206(d)(3)(E) of ERISA, a Qualified Domestic Relations Order cannot require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan. A Qualified Domestic Relations Order cannot require the Plan to provide increased benefits (based on actuarial value), and it cannot require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

2.65       "Reduction-in-Force" shall mean the termination of a Participant's employment voluntarily or involuntarily pursuant to a program established by the Employer to reduce the size of the workforce at a particular location, to shut down a location, or to implement a reorganization by the Employer.

2.66       "Retirement" shall mean retirement within the meaning of any pension plan which meets the requirements of Section 401(a) of the Code maintained by the Employer in which a Participant participates.

2.67       "Salary Reduction Agreement" shall mean the agreement between the Participant and the Employer whereby the Participant directs the Employer to contribute a designated percentage of his Base Pay to the Trust.

2.68       "Savings Plan Investment Committee" shall mean a committee consisting of the individuals set forth in Section 14.3.

2.69       "Severance from Service Date" shall mean the earlier of the date on which the Employee quits, retires, is discharged or dies, or the first anniversary of the date of absence for any other reason. Notwithstanding the foregoing, if an Employee is discharged subject to a right of recall, such Employee's Severance from Service Date shall be the one-year anniversary of the date of his discharge, unless the Employee returns to work prior to such date.

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2.70       "Spouse" means (a) a person of the opposite gender to whom a Participant is legally married under the laws of the state of the Participant's residence on his Severance of Service Date, notwithstanding any recognition by any state, local or foreign government or any religious or secular organization of a "same- sex marriage" between two persons of the same gender, or (b) a domestic partner (unless otherwise specified in the Plan). For purposes of this Plan, a domestic partner shall mean a person of the same gender as the Participant if all of the following conditions apply: (a) the Participant's Employer is subject to the requirements of a state or local government contracting law, regulation or ordinance (the "Law") with respect to the Participant on his Severance from Service Date, (b) the Law requires the Participant's Employer to treat the Participant's domestic partner (as defined in the Law) as the Participant's Spouse for purposes of the Plan, (c) the Participant and his domestic partner have complied with all requirements of the Law (including registering the domestic partnership with the state or local government, if applicable), and (d) the Participant notifies the Plan Administrator or its agent before his Severance of Service Date that he satisfied the requirements of the Law and he wishes to designate his domestic partner as his Spouse.

2.71       "SSP" shall mean The Signal Companies, Inc. Savings and Stock Purchase Plan, as such plan existed immediately prior to its merger into HSOP I.

2.72       "Subsidiary" means any corporation, partnership or joint venture not less than a majority of the voting stock or other voting interest of which is owned directly or indirectly by the Company.

2.73       "Trust" shall mean the trust created under the Plan, known as the Honeywell Master Savings Trust.

2.74       "Trust Fund" shall mean all property of every kind held or acquired by the Trustee pursuant to this Plan. Trust assets will be valued at fair market value.

2.75       "Trustee" shall mean State Street Bank and Trust Company, or any successor Trustee appointed pursuant to the terms of the document governing the Trust.

2.76       "Union Participant" shall mean a Participant whose employment is covered by a collective bargaining agreement.

2.77       "Valuation" shall mean the price at which each mutual fund, stock, bond or other investment is valued on the respective exchange (e.g., New York Stock Exchange) on which it is traded.

2.78       "Valuation Date" shall mean each day on which the New York Stock Exchange opens for trading.

2.79       "Vested" shall mean a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the value of the Participant's Account Balance.

2.80       "Year of Eligibility Service" shall mean, in the case of a Full-time Employee, a Year of Vesting Service and, in the case of a Part-time Employee, the completion of 1,000 Hours of Service in a computation period. For purposes of this paragraph, "computation period" shall

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mean a 12 consecutive month period, and "one-year Break in Service" shall mean any computation period in which a Part-time Employee completes less than 501 Hours of Service. The determination of whether 1,000 Hours of Service has been completed in a computation period shall be made only at the end of any such computation period. The initial computation period shall begin on the Part-time Employee's Employment Commencement Date. The computation periods shall continue to be 12-month periods which begin on the anniversary of the Part-time Employee's Employment Commencement Date.

2.81       "Year of Vesting Service" shall mean any completed 12-month Period of Service irrespective of the number of Hours of Service actually worked during such period. Nonsuccessive Periods of Service shall be aggregated and less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that 12 Months of Service equals a Year of Vesting Service. All Years of Vesting Service shall be taken into account under the Plan. Years of Vesting Service shall include the following prior Periods of Service for Participants employed by the following companies:

(a)          employment with EFTC Corporation for Participants who were employed by EFTC Corporation on February 26, 2000 and who became Eligible Employees on March 1, 2000;

(b)          employment with Johnson Matthey, Inc. for Participants who were employed by Johnson Matthey, Inc. on August 18, 1999 and who became Eligible Employees on October 1, 1999;

(c)          employment with any contractor performing services at the Whitesands Test Facility for Participants who worked at the Whitesands Test Facility as of April 30, 1999 and who became Eligible Employees on May 1, 1999;

(d)          employment with Honeywell Consumer Products for Participants who were employed by Honeywell Consumer Products on December 31, 2000 and who became Eligible Employees on January 1, 2001;

(e)          employment with Treadview Recorders, LTD, D.B.A. Penny & Giles Instrumentation for Participants who were employed by Treadview Recorders, LTD, D.B.A. Penny & Giles Instrumentation on August 31, 2000 and who became Eligible Employees on September 1, 2000;

(f)           employment with TriStar Aerospace, Inc. for Participants who were employed by TriStar Aerospace, Inc. on December 7, 1999 and who became Eligible Employees on May 1, 2000;

(g)          employment with Hayden Industrial Products LLC for Participants who were employed by Hayden Industrial Products LLC on January 31, 2000 and who became Eligible Employees on February 1, 2000;

(h)          employment with Dupont Lanxide Composites, Inc. for Participants who were employed by Dupont Lanxide Composites, Inc. on August 11, 1998 who became Eligible Employees on November 1, 1998;

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(i)           employment with Interchip for Participants who were employed by Interchip on July 22, 1998 who became Eligible Employees on October 1, 1998;

(j)           employment with GKN Westland, Inc. and Hermetic Aircraft International Corp. for Participants who were employed by Hermetic Aircraft International Corp. on June 18, 1998 who became Eligible Employees on August 1, 1998;

(k)          employment with Tensor, Inc. and Quantum Solutions, Inc. for Participants who were employed by Tensor, Inc. on April 1, 1998 who became Eligible Employees on April 6, 1998;

(l)           employment with Banner Aerospace for Participants who were employed by Banner Aerospace on January 13, 1998 who became Eligible Employees on May 1, 1998;

(m)         employment with Astor Corporation (Petrowax) for union Participants who were employed by Astor on October 15, 1997 and who became Eligible Employees on April 1, 1999;

(n)          employment with Astor Corporation and ADCO Products, Inc. for Participants who were employed by Astor Corporation and ADCO Products, Inc. on October 15, 1997 who became Eligible Employees on April 1, 1998;

(o)          employment with Gomar Manufacturing Co., Inc for Participants who were employed by Gomar Manufacturing Co., Inc. on August 27, 1997 who became Eligible Employees on October 1, 1997;

(p)          employment with Grimes Aerospace for Participants who were employed by Grimes Aerospace on July 21, 1997 who became Eligible Employees on February 1, 1998;

(q)          employment with Prestone Products Corporation for Participants who were employed by Prestone Products Corporation on May 13, 1997 who became Eligible Employees on October 1, 1997;

(r)           employment with Burdick & Jackson, Inc. for Participants who were employed by Burdick & Jackson, Inc. on November 4, 1996 who became Eligible Employees on January 1, 1997;

(s)           employment with the Lori Unit of the Nordham Corporation for Participants who were employed by Lori Unit of the Nordham Corporation on September 30, 1996 who became Eligible Employees on October 1, 1996;

(t)           employment with Bridgestone/Firestone for Participants who were employed by Bridgestone/Firestone on November 1, 1995 who became Eligible Employees on January 1, 1996;

(u)          employment with the Budd Company's Wheel and Brake Division for Participants who were employed by Budd Company's Wheel and Brake Division who became Eligible Employees on April 1, 1995;

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(v)          employment with EG&G Energy Measurements, Inc. for Participants who were employed by EG&G Energy Measurements, Inc. on September 30, 1994 who became Eligible Employees on October 1, 1994;

(w)         employment with POMS Corporation for Participants who were employed by POMS Corporation on December 21, 1999, and who became Eligible Employees on April 1, 2001;

(x)          employment with Honeywell Data Instruments, Inc. for Participants who were employed by Honeywell Data Instruments, Inc. on December 31, 1998, and who became Eligible Employees on January 1, 1999;

(y)          employment with Thermal Control, Inc. for Participants who were employed by Thermal Control, Inc. on December 31, 1998, and who became Eligible Employees on January 1, 1999;

(z)          employment with Arrowhead Environmental Control, Inc. for Participants who were employed by Arrowhead Environmental Controls, Inc. on December 31, 1999, and who became Eligible Employees on January 1, 2000;

(aa)        employment with Invensys for Participants who were employed by Invensys on October 14, 2002, and who became employed by the Employer on October 15, 2002;

(bb)        employment with Ultrak Inc. for Participants who were employed by Ultrak Inc. on December 19, 2002, and who became employed by Pittway Corporation on December 20, 2002;

(cc)        employment with Process Analysts, Inc. for Participants who were employed by Process Analysts, Inc. on February 28, 2002, and who became employed by the Employer on March 1, 2002;

(dd)        employment with Chadwick-Helmuth for Participants who were employed by Chadwick-Helmuth on June 30, 2002, and who became employed by the Employer on July 1, 2002;

(ee)        employment with Sensotec Inc. for Participants who were employed by Sensotec Inc. on March 16, 2003, and who became employed by the Employer on March 16, 2003;

(ff)         employment with Trans Verification Systems for Participants who were employed by Trans Verification Systems on April 3, 2003, and who became employed by the Employer on April 4, 2003;

(gg)        employment with Pittway Corporation for former HSOP II Participants who were employed by Pittway Corporation on February 3, 2000, and who became Eligible Employees on July 1, 2004;

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(hh)        employment with Pittway Corporation for former HSOP I Participants;

(ii)           employment with Baker Electronics;

(jj)          employment with BASF Corporation for Participants who were employed by BASF Corporation on April 30, 2003, and who became employed by the Employer on May 1, 2003;

(kk)        employment with IntriPlex Technologies for Participants who were employed by IntriPlex Technologies on April 25, 2004, and who became employed by the Employer on April 26, 2004;

(ll)          employment with GEM Microelectronic Materials (later of April 6, 2001 or hire date) for former HSOP II Participants who were employed by GEM Microelectronic Materials on April 24, 2004 and who became employed by the Employer on April 25, 2004;

(mm)     employment with GEM Microelectronic Materials for former HSOP I Participants who were employed by GEM Microelectronic Materials on June 29, 2003 and who became employed by the Employer on June 30, 2003;

(nn)        employment with Silent Witness USA, Inc. for Participants who became employed by the Employer on January 1, 2004;

(oo)        employment with Genesis Cable Systems, LLC for Participants who became employed by the Employer on January 1, 2005;

(pp)        employment with Vindicator Technologies for Participants who became employed by the Employer on January 1, 2005;

(qq)        employment with Electro-Radiation, Inc for Participants who became employed by the Employer on January 1, 2005;

(rr)         employment with Aspen Technology, Inc. for Participants who were employed by Aspen Technology, Inc. on December 22, 2004 and who become Eligible Employees on December 23, 2004;

(ss)         employment with FutureSmart Systems, Inc. ("FutureSmart") for Participants who were employed by FutureSmart on October 20, 2003 and who became Eligible Employees on January 1, 2005;

(tt)          employment with Novar Controls Corporation ("Novar Controls") for Participants who were employed by Novar Controls on March 30, 2005 and who became eligible Employees on March 31, 2005;

(uu)        employment with Hermetic Aircraft International Corporation ("HAIC") for Participants who were employed by HAIC on September 30, 2000, and who became Eligible Employees on October 1, 2000;

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(vv)        employment with Point Research Corporation for Participants who were employed by Point Research Corporation on May 9, 2005 and who became employed by the Employer on May 10, 2005;

(ww)      employment with Zellweger Analytics, Inc. ("Zellweger") for Participants who were employed by Zellweger on June 29, 2005 and who became Eligible Employees on January 1, 2006;

(xx)        employment with Intercorr International Inc. for Participants who were employed by Intercorr International on July 22, 2005 and who became employed by the Employer on July 23, 2005;

(yy)        employment with Phoenix Controls Corporation, a wholly-owned subsidiary of the Company for Participants who were employed by Phoenix Controls Corporation on January 1, 2006;

(zz)        employment with Tridium, Inc. for Participants who were employed by Tridium, Inc. on November 29, 2005 and who became employed by the Employer on November 30, 2005;

(aaa)      employment with UOP LLC for Participants who became Eligible Employees on January 1, 2007 ("Former Non-Union UOP Employees");

(bbb)     employment with UOP LLC for Participants who were participants in the UOP Savings Plan for Baton Rouge Hourly Employees and became Eligible Employees on January 1, 2007 ("Former Union UOP Employees");

(ccc)      employment with First Technologies plc for Participants who, as of December 31, 2006 are employed in the United States in MST Technologies, Inc., City Technology LTD, City Technology Holdings LTD or Manning Systems Inc. and (B) who became Eligible Employees on January 1, 2007 ("Former First Technology Employees");

(ddd)     employment with First Technologies plc for Participants who, as of March 31, 2007 are employed in the United States in B&W Technologies, Inc. or Vulcan Inc. (but not those employed in the United States in FIS Ltd. or Control Devices, Inc.) and (B) who became Eligible Employees on April 1, 2007 ("Former First Technology Employees");

(eee)      employment with ActivEye, Inc. for Participants who were employed by ActivEye, Inc. on February 28, 2007 and who become employed by the Employer on March 1, 2007;

(fff)        employment with Plant Automation Services, Inc. for Participants who were employed by Plant Automation Services, Inc. on January 31, 2007 and who become employed by the Employer on February 1, 2007;

(ggg)     employment with Security Systems Division of Richardson Electronics, Ltd. for Participants who were employed by Richardson Electronics, Ltd. on May 31, 2007 and who become employed by the Employer on June 1, 2007;

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(hhh)     effective January 1, 2008, employment with any of the following Enraf companies if hired by the applicable Enraf company prior to January 1, 2008 ("Former Enraf Employees"): Enraf Fluid Technology USA Inc. (incorporated in the State of Delaware), Hermetic Inc. (incorporated in the State of Texas), Enraf Systems Inc. (incorporated in the State of Texas), Enraf Inc. (incorporated in the State of Arizona), and Calibron Systems Inc. (incorporated in the State of Arizona); and

(iii)         effective January 1, 2008, employment with Dimensions International Inc. for Participants who were employed by Dimensions International Inc. on December 31, 2007 and who become employed by the Employer on January 1, 2008.

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ARTICLE III

PARTICIPATION AND ELIGIBILITY

3.1          PRIOR PLAN PARTICIPANTS. Each individual who was a Participant in the Plan on October 31, 2007 shall be eligible to participate (or to continue to participate, as the case may be) in the Plan as of the Effective Date.

3.2          NEW PARTICIPANTS. Each Full-time Employee of a Participating Unit shall be eligible to participate in the Plan as soon as administratively practicable after the date on which the Participant performs his first Hour of Service with the Employer. Each Part-time Employee of a Participating Unit shall be eligible to participate in the Plan on the Enrollment Date coincident with or next following the date on which he completes one Year of Eligibility Service with the Employer. For purposes of this Section, a United States citizen employed by a Subsidiary or an Affiliated Company (but excluding any foreign subsidiary or affiliate to which an agreement for Social Security coverage under Section 3121(l) of the Code does not apply) primarily engaged in business outside the United States, shall be deemed to be an Employee of a Participating Unit, subject to the requirements and restrictions of Sections 406 and 407 of the Code.

3.3          EXCLUDED EMPLOYEES. Notwithstanding Sections 3.1 and 3.2, an Employee covered by one of the following exclusions shall not be eligible to participate in the Plan:

(a)          an Employee who is eligible to participate in any savings plan of the Company, a Subsidiary or an Affiliated Company other than this Plan;

(b)          a Temporary Employee;

(c)          an Employee who is an employee of Honeywell Technology Solutions Inc. hired pursuant to a governmental contract which does not provide for participation in the Plan;

(d)          an Employee who is a member of an employee unit covered by a collective bargaining agreement, unless the collective bargaining agreement provides for participation in the Plan;

(e)          an individual who is a Leased Employee under Section 414(n) of the Code;

(f)           an Employee who is employed by an employment agency which is not an Affiliated Company;

(g)          a Full-time Employee or Part-time Employee whose services are rendered pursuant to a written arrangement which states that he is not eligible for participation in the Plan. Such written agreements are entered into on a non-discriminatory basis and are based on the facts and circumstances of the situation and the particular business need;

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(h)          a non-resident alien Employee of the Company or any Subsidiary or Affiliated Company who received no earned income from sources within the United States from the Company or any Subsidiary or Affiliated Company during the 12-month period immediately preceding the date which otherwise would be the person's Enrollment Date;

(i)           a co-op student who had not completed a Year of Eligibility Service on or before December 1, 1999;

(j)           an individual who is not treated as an Employee on the payroll of the Employer or an Affiliated Company but who is reclassified as an Employee by an outside governmental agency;

(k)          former participants in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan who are receiving severance payments on December 31, 2003;

(l)           former employees of FutureSmart Systems, Inc. who are receiving severance payments on January 1, 2005;

(m)         a non-resident alien Employee of the Company or any Subsidiary or Affiliated Company whose principal place of employment is located outside the United States;

(n)          an Employee whose company merged with or was acquired by the Company, a Subsidiary or an Affiliated Company prior to such date that the Senior Vice President-Human Resources and Communications designates the Employees of such merged or acquired company as a Participating Unit eligible to participate in the Plan; and

(o)          an Employee who became an Employee as a result of the acquisition of First Technology plc and who, as of December 31, 2006 was not employed in the United States in MST Technologies, Inc., City Technology LTD, City Technology Holdings LTD, B&W Technologies, Inc., Manning Systems Inc. or Vulcan Inc.

If a Participant does not terminate employment, but becomes ineligible for participation pursuant to one of the above exclusions, then unless an applicable collective bargaining agreement provides otherwise, during the period that such Participant is an ineligible individual, the Plan Administrator shall limit that Participant's allocation of Before-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Employer Matching Contributions, Corrective Contributions and Discretionary Supplemental Employer Contributions under the Plan to the extent of his Base Pay while still eligible. However, during such period, the Participant's Account Balance shall continue to share fully in Trust Fund earnings and losses. For purposes of this Section, an Employee is a member of a collective bargaining unit if he is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers. The term "employee representatives" does not include an organization of which more than one half the members are owners, officers or executives of the Employer.

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3.4          PROCEDURE FOR AND EFFECT OF PARTICIPATION. Each Eligible Employee will complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition of participation in the Plan. By becoming a Participant, each Eligible Employee will for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust, and all amendments to such instruments.

3.5          PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of his re-employment. A Part-time Employee who has satisfied the eligibility condition of Sections 3.1 or 3.2 and is not excluded from participation under Section 3.3, but who terminates employment prior to becoming a Participant, shall be eligible to become a Participant in the Plan on the date of his re-employment. Any other Part-time Employee whose employment terminates and who is subsequently re-employed shall become a Participant in accordance with the provisions of Section 3.2, subject to Section 3.3.

3.6          ROLLOVER CONTRIBUTIONS FROM OTHER PLANS. Any Employee, or a former Employee in the case of (j) below, with the Plan Administrator's consent, may contribute cash to the Trust Fund, if the contribution is a Rollover Contribution. For this purpose, a "Rollover Contribution" means (a) a contribution by an Employee of a distribution received from a Section 401(a) plan of another employer; provided, the Employee makes the contribution within 60 days of his receipt of a distribution which satisfied the requirements of Section 402(c) of the Code; (b) a contribution by an Employee under Section 408(d)(3) of the Code of the balance in an individual retirement account or annuity, which amount is attributable to a prior rollover distribution which satisfied the requirements of Section 402(c) of the Code; (c) a direct transfer of the Employee's interest from the trustee of a Section 401(a) plan maintained by another employer; (d) a direct rollover of an eligible rollover distribution made with respect to a Participant's accrued benefit under a defined benefit plan maintained by the Employer; (e) a direct transfer of the Employee's interest in another employer's Section 401(a) plan, which the Employee is entitled to as a beneficiary in such plan (other than as a non-spousal beneficiary); (f) a direct transfer of the Employee's interest in another employer's Section 401(a) plan, which the Employee is entitled to as an alternate payee in such plan; (g) a contribution by an Employee of a distribution pursuant to Section 403(a)(4) from a Section 403(a) annuity arrangement; (h) a contribution by an Employee of a distribution pursuant to Section 403(b)(8) from a Section 403(b) annuity arrangement; (i) a contribution by an Employee of a distribution pursuant to Section 457(e)(16) under a Section 457 deferred compensation arrangement; or (j) a lump-sum distribution from the Honeywell Retirement Earnings Plan; provided, however, such individual does not need to be a Participant at the time such Rollover Contribution is made, and further provided at the time a Participant elects to make a Rollover Contribution, the Participant's Account Balance is not subject to the immediate cash out rules of Section 8.2. Before accepting a Rollover Contribution, the Plan Administrator may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. For participants in the AlliedSignal Savings Plan or the AlliedSignal Thrift Plan prior to April 1, 2000, rollover contributions made prior to June 1, 1993 were treated as earnings of the Participant's After-Tax Contribution Account.

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ARTICLE IV

PARTICIPANT SALARY REDUCTION

4.1          PARTICIPANT CONTRIBUTIONS. Subject to Section 3.4 and the limitations set forth in Article VI:

(a)          Before-Tax Contributions. Each Participant may elect to enter into a Salary Reduction Agreement with the Employer, in the manner prescribed by the Plan Administrator, pursuant to which the Employer shall make Before-Tax Contributions to the Plan on the Participant's behalf. Such election shall be applicable to all payroll periods within such Plan Year after the Enrollment Date following execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Base Pay from the Employer equal to the amount to be contributed on his behalf for each pay period as Before-Tax Contributions, as set forth below.

(i)           Union Participants may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 30% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(ii)          Non-Union Participants who are Non-Highly Compensated Employees (other than Non-Highly Compensated Employees in payroll bands 6 or 7) may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 30% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(iii)         Non-Union Participants who are Highly Compensated Employees who are not eligible to participate in the Honeywell Supplemental Savings Plan may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 15% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(iv)         Non-Union Participants who are either Highly Compensated Employees who are eligible to participate in the Honeywell Supplemental Savings Plan or are in payroll bands 6 or 7 may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 8% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(v)          The sum of Before-Tax Contributions and After-Tax Contributions, when combined, may not exceed the applicable maximum percentages set forth in Section 4.1(a)(i)-(iii) or the sum of the maximum percentage limits contained in Sections 4.1(a)(iv) and 4.1(b)(iv).

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(b)          After-Tax Contributions. Each Participant may elect to enter into a Salary Reduction Agreement with the Employer, in the manner prescribed by the Plan Administrator, in which the Participant elects to contribute After-Tax Contributions to the Plan, pursuant to which the Employer shall make After-Tax Contributions to the Plan on the Participant's behalf. Such election shall be applicable to all payroll periods within such Plan Year after the Enrollment Date following the execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Base Pay from the Employer equal to the amount to be contributed on his behalf for each pay period as After-Tax Contributions, as set forth below.

(i)           Union Participants may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 30% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(ii)          Non-Union Participants who are Non-Highly Compensated Employees (other than Non-Highly Compensated Employees in payroll bands 6 or 7) may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 30% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(iii)         Non-Union Participants who are Highly Compensated Employees who are not eligible to participate in the Honeywell Supplemental Savings Plan may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 15% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(iv)         Non-Union Participants who are either Highly Compensated Employees who are eligible to participate in the Honeywell Supplemental Savings Plan or are in payroll bands 6 or 7 may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 2% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(v)          The sum of After-Tax Contributions and Before-Tax Contributions, when combined, may not exceed the applicable maximum percentages set forth in Section 4.1(a)(i)-(iii) or the sum of the maximum percentage limits contained in Sections 4.1(a)(iv) and 4.1(b)(iv).

All After-Tax Contributions made after December 31, 1986 and the income allocable thereto shall be treated as a separate contract for purposes of the distribution rules under Section 72 of the Code. The Plan Administrator shall maintain records of withdrawals, contributions, earnings and losses attributable to each contract. A Participant may make a withdrawal at any time of his After-Tax Contributions. The minimum withdrawal shall

27

be the lesser of $300 or the Participant's available After-Tax Account Balance. Withdrawals from the After-Tax Contribution Account shall be made in the following order:

(vi)        After-Tax Contributions made before January 1, 1987;

(vii)       Income attributable to After-Tax Contributions made prior to January 1, 1987;

(viii)      After-Tax Contributions made after December 31, 1986 and income accruing thereon; and

(ix)         Rollover Contributions made prior to June 1, 1993 and income accruing thereon.

(c)          Irrevocable Salary Reduction Agreement. Notwithstanding the foregoing, any Participant who is a Highly Compensated Employee and who irrevocably elects in December of any Plan Year to participate in the Honeywell Supplemental Savings Plan during the following Plan Year shall not be eligible to participate in this Plan unless such Participant also enters into an irrevocable Salary Reduction Agreement with the Employer in December of the Plan Year in which the Participant elects to participate in the Honeywell Supplemental Savings Plan. Such irrevocable Salary Reduction Agreement shall be applicable to all payroll periods during the following Plan Year and shall provide that the Participant agrees to a reduction in Base Pay from the Employer equal to the maximum Before-Tax Contributions election during such Plan Year. In addition, any Participant who is a Highly Compensated Employee and who irrevocably elects in December of any Plan Year to participate in the Honeywell Supplemental Savings Plan during the following Plan Year and enters into an irrevocable Salary Reduction Agreement with the Employer may not suspend or amend his Salary Reduction Agreement during the Plan Year to which the irrevocable Salary Reduction Agreement election applies. The Participant shall not be required to enter into an irrevocable Catch-Up Contribution election.

(d)          Revocable Salary Reduction Agreement. An Employee may enter into a revocable Salary Reduction Agreement with the Employer for payroll periods during a Plan Year only if such Employee does not elect in December of the prior Plan Year to participate in the Honeywell Supplemental Savings Plan.

(e)          Salary Reduction Agreements – Plan Limits Reached. Notwithstanding anything in Article VI to the contrary, if a Participant's Before-Tax Contributions election set forth in his Salary Reduction Agreement cannot be honored because no additional Before-Tax Contributions can be made on his behalf for the calendar year due to limitations imposed by the Plan or applicable federal law, then the following provisions apply.

(i)           If the Participant does not make a Honeywell Supplemental Savings Plan election for such Plan Year, the Before-Tax Contribution shall be deemed to be an After-Tax Contribution election, but only to the extent the Plan provisions permit the Participant to make After-Tax Contributions and the After-Tax Contributions maximum limit imposed by the Plan has not been reached.

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(ii)          If the Participant makes a Honeywell Supplemental Savings Plan election for such Plan Year, the Before-Tax Contribution election shall be deemed to be a Honeywell Supplemental Savings Plan election.

4.2          AUTOMATIC SALARY REDUCTION AGREEMENT.

(a)          Any Full-time Eligible Employee or Part-time Eligible Employee who received a notice of eligibility to enroll in the Plan before November 1, 2007 and who does not elect to enter into a Salary Reduction Agreement with the Employer within 60 days from the date of notification of eligibility, or does not affirmatively decline participation within such period, shall be deemed to have elected to have the Employer make Before-Tax Contributions in each payroll period equal to 2% of his Base Pay and to have elected to invest the Before-Tax Contributions made pursuant to this automatic salary reduction agreement as follows:

(i)           in the case of Before-Tax Contributions made prior to December 24, 2007, in the Short-Term Fixed Income Fund; and

(ii)          in the case of Before-Tax Contributions made on or after December 24, 2007, in the Default Investment Fund.

Participants described in this Section 4.2(a) are referred to as "First Group Default Participants." The Before-Tax Contributions of any First Group Default Participant shall remain invested as described above until such time as the First Group Default Participant changes his investment election with respect to either his Plan Before-Tax Contribution Account or future Before-Tax Contributions.

(b)          Any Full-time Eligible Employee or Part-time Eligible Employee who receives a notice of eligibility to enroll in the Plan on or after November 1, 2007 and who does not elect to enter into a Salary Reduction Agreement with the Employer or does not decline to participate under the Plan within 60 days from the date of notification of eligibility shall be deemed to have elected to have the Employer make Before-Tax Contributions in each payroll period equal to 2% of his Base Pay and to have elected that such contributions be invested in the Default Investment Fund. These Participants are referred to as "Second Group Default Participants." The Before-Tax Contributions of any Second Group Default Participant shall remain invested in the Default Investment Fund until such time as the First Group Default Participant changes his investment election with respect to either his Plan Before-Tax Contribution Account or future Before-Tax Contributions.

(c)          The automatic Salary Reduction provisions of Section 4.2 of the Plan shall not apply to the following groups:

(i)           Former participants in the Honeywell DMC Savings Plan on March 31, 2000;

(ii)          Former participants in the Honeywell Consumer Products 401(k) Plan on December 31, 2000 who became Participants in this Plan effective January 1, 2001;

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(iii)         Former participants in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan on September 30, 2003 who became Participants in this Plan effective January 1, 2004; and

(iv)         Former participants in the Honeywell Savings and Stock Ownership Plan.

(d)          After an Eligible Employee becomes a Participant in accordance with (a) or (b) above, he may elect at any time thereafter to change the amount of Before-Tax Contributions made by the Employer on his behalf by either suspending such contributions or by entering into a Salary Reduction Agreement in accordance with Section 4.3.

(e)          After an Eligible Employee becomes a First Group Default Participant or a Second Group Default Participant in accordance with (a) and (b) above, if he does not elect thereafter to change the amount of Before-Tax Contributions made by the Employer on his behalf by either suspending such contributions or by entering into a Salary Reduction Agreement in accordance with Section 4.3 his Before –Tax Contributions will continue each payroll period in an amount equal to 2% of his Base Pay.

4.3          CHANGE IN SALARY REDUCTION RATE. Except as otherwise prohibited under Section 4.1(c), a Participant may suspend his contributions under his Salary Reduction Agreement or may amend his Salary Reduction Agreement at any time. Salary Reduction Agreement suspensions and amendments shall be effective as of the next available pay period following the Participant's request. Notwithstanding the above limitations, the Employer may decrease at any time the Before-Tax Contributions or After-Tax Contributions that a Participant elects to contribute pursuant to a Salary Reduction Agreement by any percentage, whether whole or fractional, if the Plan Administrator notifies the Employer that such decrease is necessary to ensure that the limitations set forth in Article VI are met for the Plan Year.

4.4          TIMING OF CONTRIBUTIONS. The Plan Administrator shall pay all Before-Tax Contributions and After-Tax Contributions over to the Trust as soon as administratively possible, but no more than 15 business days after the month they are withheld from a Participant's Base Pay.

4.5          CATCH-UP CONTRIBUTION ELECTION. A Participant who will be at least 50 years old during the Plan Year may make a Catch-Up Contribution Election, which will be applicable to all subsequent payroll periods within such Plan Year after the execution of the Catch-Up Contribution Election. The terms of any such Catch-Up Contribution Election shall provide that the Participant agrees to a reduction in Base Pay each payroll period from the Employer equal to a specified dollar amount of his Base Pay per payroll period with Catch-Up Contributions to be made by the Employer equal to such amount for each such payroll period; provided, however, that the Catch-Up Contribution Election shall only be effective with respect to a payroll period during which the Participant's Before-Tax Contributions (excluding Catch-Up Contributions) exceed an Applicable Limit as defined in Section 2.13.

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ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1          EMPLOYER MATCHING CONTRIBUTION. The Employer shall make Employer Matching Contributions to each Participant's Employer Matching Contribution Account in accordance with Appendix C, D or E. The Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Article VI are met for such Plan Year or Limitation Year, respectively.

5.2          DISCRETIONARY SUPPLEMENTAL EMPLOYER CONTRIBUTION. Subject to the requirements of Article VI and Article XVI, the Employer may, in its discretion, contribute for each Plan Year such amount to the Plan as the Employer shall determine in its sole discretion. The Discretionary Supplemental Employer Contribution shall be allocated at such time and in such manner as set forth in Appendix D to those Participants who are eligible to share in the Discretionary Supplemental Employer Contribution for the Plan Year. Participants shall be eligible to receive any such Discretionary Supplemental Employer Contribution following completion of one Year of Vesting Service.

5.3          CORRECTIVE EMPLOYER CONTRIBUTIONS. The Employer may, in its discretion, make Corrective Contributions to the extent it deems necessary to correct any mistakes as provided under Section 14.6. Such Corrective Contributions shall be allocated to such Accounts of the Participant(s) on whose behalf the Corrective Contributions are being made as may be necessary in order to effect the appropriate correction.

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ARTICLE VI

LIMITATIONS ON CONTRIBUTIONS

6.1           BEFORE-TAX CONTRIBUTION LIMITATIONS.

(a)          Notwithstanding anything herein to the contrary, no Participant shall be permitted to have Before-Tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable. Any amount that cannot be credited to the Participant's Before-Tax Contribution Account due to the foregoing limit shall be contributed, subject to the Plan's Before-Tax Contribution election limitations set forth in Section 6.2, to the Participant's After-Tax Contribution Account or Catch-Up Contribution Account, respectively, in accordance with Section 4.1; provided, however that any amounts that exceed the limits applicable to Before-Tax Contributions, After-Tax Contributions and Catch-Up Contributions shall be paid to the Participant in cash. For purposes of the limitation of this Section, the amount contributed to a Participant's Before-Tax Contribution Account shall not include any Before-Tax Contributions properly returned to the Participant as excess Annual Additions under Section 6.5.

If a Participant would exceed the limitation of this Section when the amount the Participant elects to contribute to his Before-Tax Contribution Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Sections 401(k), 408(k), 408(p), 403(b), 457 or 501(c)(18) of the Code, the Participant may request that the Plan Administrator distribute the excess deferrals to him. Such excess deferrals and income or loss allocable thereto will be distributed no later than April 15 of the calendar year following the calendar year in which any such excess deferrals are contributed to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator no later than April 1; shall specify the Participant's deferral contribution amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 408(p), 403(b), 457 or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the calendar year in which the deferral occurred. To the extent the excess deferral arises under this Plan when combined with other plans of the Employer, the individual will be deemed to have notified the Plan Administrator of the excess deferral and requested distribution of the excess deferral.

The income or loss allocable to the excess deferrals shall be calculated in accordance with Section 6.3(c). Excess deferrals shall be treated as Annual Additions, unless such amounts are distributed to the Participant no later than April 15 of the calendar year following the year in which any such excess deferrals are contributed

(b)          In the event a Participant receives a distribution of excess Before-Tax Contributions pursuant to subsection (a), the Participant shall forfeit any Employer Matching Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to the

32

Participant by reason of the distributed Before-Tax Contributions. Amounts forfeited shall be handled in accordance with Section 6.4.

6.2          NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS.

(a)          Participant Contributions. The Employer shall not permit a Participant to defer an amount of Base Pay that would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)           The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Actual Deferral Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)          The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Actual Deferral Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In the event Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) are used to satisfy the Average Contribution Percentage test under Section 6.2(b), the Actual Deferral Percentage test must be satisfied both with and without the inclusion of such Before-Tax Contributions.

(b)          Employer Matching Contributions. The Employer shall not make Employer Matching Contributions and After-Tax Contributions to the Plan which would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)           The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)          The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In computing the Average Contribution Percentages, the Plan Administrator shall not include Employer Matching Contributions that are forfeited excess

33

deferrals under Section 6.1, Excess Contributions under Section 6.3(a), or Excess Aggregate Contributions under Section 6.3(b).

(c)          Aggregation of Plans. For purposes of subsections (a) and (b), the Actual Deferral Percentage and Average Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who has Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions allocated to his account under two or more plans of the Employer, shall be determined as if all such contributions were made under a single plan; provided, however that if such plans have different plan years, the Actual Deferral Percentage and Average Contribution Percentage shall be calculated by accumulating all contributions under any cash or deferred arrangements of the Employer (other than those plans described in Treasury Regulation Section 1.401(k)-2(a)(3)(ii)(B)) during the plan year of the plan that is being tested. In addition, the Participant's Compensation shall be limited to Compensation for the portion of the plan year of the plan being tested. In the event that this Plan satisfies the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentages and Average Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(k) and 401(m) of the Code only if they have the same plan year and use the same Actual Deferral Percentage testing method.

(d)          For purposes of calculating each Participant's Actual Deferral Percentage and Actual Contribution Percentage, the ESOP and non-ESOP portions of the Plan shall be aggregated as described in Treasury Regulation Section 1.401(k)-1(b)(4)(v)(A).

(e)          The determination and treatment of the Actual Deferral Percentage and Average Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.3          CORRECTION OF DISCRIMINATORY CONTRIBUTIONS.

(a)          Excess Contributions. If the nondiscrimination test of Section 6.2(a) is not satisfied with respect to Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) for any Plan Year, the Plan Administrator shall (i) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(a), (ii) convert the excess percentage amount determined under clause (i) into a dollar amount ("Excess Contributions"), and (iii) reduce the Before-Tax Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Before-Tax Contributions by the lesser of (A) the amount by which the Highly Compensated Employee's Before-Tax Contributions exceeds the Before-Tax Contributions of the Highly Compensated Employee with the next highest amount of Before-Tax Contributions, or (B) the amount of the Excess Contributions determined under clause (ii). This process shall be repeated until the Before-Tax Contributions of Highly Compensated Employees have been reduced by an amount equal to the Excess Contributions determined under clause (ii). The Before-Tax Contributions of any Highly Compensated Employee which must be reduced

34

pursuant to this paragraph (a) shall be reduced (i) first, by distributing Before-Tax Contributions not taken into account in determining Employer Matching Contributions under Section 6.2, and (ii) then, by distributing Before-Tax Contributions not described in (i), within 12 months after the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 6.1(b) regarding the forfeiture of related Employer Matching Contributions shall apply. For purposes of determining the necessary reduction, Before-Tax Contributions previously distributed pursuant to Section 6.1 shall be treated as distributed under this Section. Notwithstanding the foregoing, in lieu of distributing amounts necessary to satisfy the Actual Deferral Percentage test for a Plan Year, the Plan Administrator may elect to recharacterize such amounts in accordance with Section 6.3(d).

(b)          Excess Aggregate Contributions. If the nondiscrimination test of Section 6.2(b) is not satisfied with respect to Employer Matching Contributions and After-Tax Contributions for any Plan Year, the Plan Administrator will (i) determine the amount by which the Average Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(b), (ii) convert the excess percentage amount described under clause (i) into a dollar amount ("Excess Aggregate Contributions"), and (iii) reduce the Excess Aggregate Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Employer Matching Contributions or After-Tax Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee's Employer Matching Contributions and After-Tax Contributions exceeds the dollar amount of the Employer Matching Contributions and After-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions and After-Tax Contributions, or (b) the amount of the Excess Aggregate Contributions determined under clause (ii). This process will be repeated until the Employer Matching Contributions and After-Tax Contributions of the Highly Compensated Employees have been reduced by an amount equal to the Excess Aggregate Contributions determined under clause (ii). The Employer Matching Contributions and After-Tax Contributions of any Highly Compensated Employee which must be reduced pursuant to this paragraph (b) will be reduced (i) first, by distributing After-Tax Contributions not taken into account in determining Employer Matching Contributions under Article V, (ii) then, by distributing After-Tax Contributions not described in (i) and related Employer Matching Contributions, and (iii) then, by distributing any additional Employer Matching Contributions, within 12 months of the close of the Plan Year with respect to which the reduction applies. Notwithstanding the foregoing, in lieu of distribution amounts necessary to satisfy the Average Contribution Percentage test, the Plan Administrator may elect to forfeit such amounts in accordance with Section 6.4.

(c)          Income. For Plan Years prior to 2008, any distribution, recharacterization or forfeiture of Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions necessary pursuant to subsections (a) or (b) or Section 6.4 shall include a distribution, recharacterization or forfeiture of the income, if any, allocable to such contributions for the Plan Year (plus, for Plan Years prior to 2008, the gain or loss allocable to the period between the end of the Plan Year and the date of distribution, recharacterization or forfeiture)), determined by multiplying the income allocable to the Participant's Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions for the Plan Year (and for Plan Years prior to 2008, the income allocable to such contributions for the period between the end of

35

the Plan Year and the date of distribution, recharacterization or forfeiture), by a fraction, the numerator of which is the Participant's excess Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, for the Plan Year and the denominator of which is the Participant's Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, for the Plan Year (for Plan Years prior to 2008, the Participant's Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, from the beginning of the Plan Year to the date of distribution, recharacterization or forfeiture).

(d)	Recharacterization.

(i)           Recharacterization as Catch-Up. Instead of distributing the Excess Contributions necessary to satisfy the Actual Deferral Percentage test in Section 6.2(a), the Plan Administrator shall recharacterize such Excess Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to a Participant who has attained age 50 by the last day of the Plan Year as Catch-Up Contributions. Recharacterized amounts will remain Vested. Amounts shall not be recharacterized by the Plan Administrator to the extent that such amount in combination with other Catch-Up Contributions made by that Participant would exceed the applicable dollar limit under Section 414(v)(2)(B)(i) of the Code. The amount of any Excess Contributions which are recharacterized shall be reduced by excess deferrals previously distributed to the Participant under Section 6.1 for the same Plan Year.

(ii)          Recharacterization as After-Tax. Instead of distributing the Excess Contributions necessary to satisfy the Actual Deferral Percentage test in Section 6.2(a), the Plan Administrator may treat such Excess Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to a Participant who has not attained age 50 by the last day of the Plan Year, or who has attained age 50 but whose Excess Contributions would cause the Participant to exceed the applicable dollar limit under Section 414(v)(2)(B)(i) of the Code, as an amount distributed to the Participant and then contributed by the Participant to the Plan as an After-Tax Contribution. Recharacterized amounts will remain Vested. Amounts shall not be recharacterized by the Plan Administrator to the extent that such amount in combination with other After-Tax Contributions made by that Participant would exceed any stated limit under the Plan on After-Tax Contributions. The amount of any Excess Contributions which are recharacterized shall be reduced by excess deferrals previously distributed to the Participant under Section 6.1 for the same Plan Year.

(iii)        Timing of Recharacterization. Recharacterization must occur not later than 2½ months after the last day of the Plan Year in which such excess Before-Tax Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's taxable year in which the Participant would have received them in cash.

6.4          FORFEITURE OF MATCHING CONTRIBUTIONS. In order to satisfy Sections 6.1, 6.2 and 6.3, the Plan Administrator, in its discretion, may forfeit non-Vested Employer Matching Contributions, and the income allocable thereto, in lieu of distributing such amounts. In the event an Employer Matching Contribution relates to an excess deferral under Section 6.1,

36

or an excess Before-Tax Contribution under Section 6.2(a) or an excess After-Tax Contribution under Section 6.2(b), the Employer Matching Contribution and income allocable thereto shall be forfeited. The income allocable to an Employer Matching Contribution shall be determined in accordance with the procedure set forth in Section 6.3(c) for determining income allocable to Excess Aggregate Contributions. Forfeited Employer Matching Contributions and the income allocable thereto shall be used to offset future Employer Matching Contributions to the Plan. The forfeited amounts are treated as Annual Additions under the Plan for those Participants from whose Accounts the amounts are forfeited.

6.5          LIMITATION ON ALLOCATION TO PARTICIPANT'S ACCOUNT.

The amount of Annual Additions which the Plan Administrator may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Permissible Amount. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator shall make this determination on a uniform and reasonable basis for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator shall determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant's Compensation for the Limitation Year.

If, as a result of the Plan Administrator's estimation of the Participant's Compensation, as a result of a forfeiture allocation, or as a result of a reasonable error in determining the amount of Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) that may be made with respect to any Participant under the limits of Section 415 of the Code, an Excess Amount exists, any Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) or nondeductible After-Tax Contributions will be returned to the Participant. To the extent an Excess Amount still exists, the Plan Administrator shall reduce any Employer Matching Contributions and forfeitures to the Participant's Accounts at the end of the Limitation Year by the Excess Amount, and any remaining Excess Amount shall be carried over to the next Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amount will be allocated to the Accounts of all other Participants in the Plan for the Limitation Year before any other amounts are allocated for such Limitation Year.

If an Employee is a Participant in both this Plan and another tax qualified defined contribution plan maintained by the Employer, reductions necessary to correct the existence of an Excess Amount shall be made under this Plan first.

The following definitions apply to this Section only:

(a)          "Maximum Permissible Amount" - Except to the extent permitted under Section 414(v) of the Code, if applicable, the Maximum Permissible Amount with respect to any Participant shall be the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100% of the Participant's Compensation. The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation

37

from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b)          "Employer" - The Employer which adopts this Plan as well as any entity which must be aggregated with the Employer pursuant to Section 414(b), (c), (m) or (o) of the Code. For purposes of this subsection (b) only, Section 414(b) and (c) shall be defined as modified by Section 415(h) of the Code.

(c)          "Excess Amount" - The excess of the Participant's Annual Additions credited to the Participant's Account for the Limitation Year over the Maximum Permissible Amount. Any Excess Amount shall be held in a suspense account which does not participate in the allocation of the Trust's investment gains and losses. Excess Amounts may not be distributed to Participants or former Participants. Any Excess Amount which is allocated shall be deemed to be an Annual Addition for the Limitation Year in which it is allocated.

(d)          "Limitation Year" - The calendar year.

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ARTICLE VII

VESTING

7.1          BEFORE-TAX, AFTER-TAX, IRA, PRIOR PLAN EMPLOYER CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS. A Participant's interest in his Before-Tax Contributions, After-Tax Contributions, IRA contributions, Prior Plan Employer Contributions and Rollover Contributions Accounts shall be 100% Vested at all times.

7.2          VESTING – EMPLOYER CONTRIBUTIONS. Subject to the Vesting provisions of Appendix F, amounts credited to a Participant's Employer Matching Contribution Account and Discretionary Supplemental Employer Contribution Account shall be 100% Vested upon reaching his Normal Retirement Date or upon completion of three Years of Vesting Service, or if his employment with the Employer terminates as a result of:

(a)	death;
(b)	Disability;
(c)	a Reduction-in-Force or Layoff;
(d)	Retirement.

Participants who were participants in the Honeywell Savings and Stock Ownership Plan on March 31, 2000, and whose accounts were transferred into this Plan, shall be fully Vested in all past and future Employer Matching Contributions to this Plan.

7.3          FORFEITURE AND REPAYMENT. If a Participant terminates employment before his interest in his Employer Matching Contribution Account and Discretionary Supplemental Employer Contribution Account is fully Vested, that portion which has not Vested at his Severance from Service Date shall be forfeited as of the earlier of (i) the date on which the Vested portion of his Account is distributed to the Participant, or (ii) the Valuation Date coinciding with or immediately following the date on which the Participant incurs five consecutive one-year Periods of Severance. Forfeited amounts may be applied to reduce subsequent Employer Matching Contributions or Discretionary Supplemental Employer Contributions provided for under the Plan, to defray administrative expenses of the Plan, to correct errors made in allocating amounts to Participants' Accounts, to resolve any claim filed under the Plan in accordance with Section 14.9 or to restore Participants' Accounts in accordance with this Section.

In the case of a terminated Participant who received a distribution of the Vested portion of his Account Balance, and who forfeited a portion of his Account under the preceding paragraph, and whose service does not resume until after five consecutive one-year Periods of Severance, the Participant shall suffer a permanent forfeiture of the forfeited amount. If, however, such Participant returns to the employ of an Employer or Affiliated Company prior to incurring five consecutive one-year Periods of Severance, the forfeited amount, unadjusted by gains or losses shall be restored to his Account, provided that the Participant repays to the Plan in full the amount of his distribution not later than the fifth anniversary of the date on which the

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Participant first completes an Hour of Service following his return to the employ of the Company or an Affiliated Company.

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ARTICLE VIII

TIME AND METHOD OF PAYMENT OF BENEFITS

8.1          AMOUNT OF BENEFITS. The amount of benefits payable to a Participant (or his Beneficiary) after the Participant has terminated from employment or on account of the Participant's Disability shall be based on the fair market value of the Vested portion of the Participant's Account, determined as of the applicable Valuation Date.

8.2          IMMEDIATE DISTRIBUTIONS.

(a)          Mandatory Cashouts of $1,000 or Less. If the value of the Participant's Vested Account Balance (including such Participant's Rollover Contribution Account, if any) is $1,000 or less, the Plan will immediately distribute the Participant's entire Vested Account Balance to the Participant without his consent as soon as practicable following his Severance from Service Date. The preceding sentence will apply even if the Participant has commenced receiving installment payments or required minimum distributions.

(b)          Automatic Rollovers of $5,000 or Less. This Section 8.2(b) applies (i) if paragraph (a) above does not apply, (ii) the value of the Participant's Vested Account Balance (including such Participant's Rollover Contribution Account, if any) is $5,000 or less, and (iii) the distribution is an Eligible Rollover Distribution to a Distributee. If the Distributee does not elect a lump sum payment or a Direct Rollover under other provisions of this Article VIII following the Participant's Severance from Service Date, the Plan will distribute the Participant's entire Vested Account Balance to an individual retirement plan designated by the Plan Administrator. The preceding sentence will apply even if the Participant has commenced receiving installment payments or required minimum distributions. For purposes of this Section, the term "Distributee" shall mean a Participant.

Notwithstanding the foregoing, this Section will not apply to any Participant whose Account was comprised at any time of amounts that were transferred to the Plan, directly or indirectly, from the Employee Savings Plan covering Bargaining Unit Employees of the Stratford Plant of Textron Lycoming Division, AVCO Corporation, a Wholly Owned Subsidiary of Textron, Inc. (as assumed by AlliedSignal Inc., effective October 28, 1994).

8.3          METHODS OF PAYMENT.

(a)          Form of Distribution. A Participant who is entitled to receive a distribution of his Account shall receive such distribution in a single lump sum. A Participant may take a lump sum distribution at any time following his Severance from Service Date.

(b)          Grandfathered Installment Payments. Notwithstanding subsection (a) above, the following rules shall continue to apply to Participants who elected to receive installment payments prior to October 22, 2001. The annual Valuation Date shall be December 1st of each year, the quarterly Valuation Date shall be the first day of the last month of each calendar quarter and the monthly Valuation Date shall be the first day of each calendar month.

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(i)           The amount of each installment distribution shall be determined by dividing the Account Balance on the applicable Valuation Date by the number of remaining installment payments.

(ii)          In addition, a Participant who has elected installments may elect at any time to take a partial withdrawal from his remaining Account Balance or a complete distribution of his remaining Account Balance.

(iii)        Installment distributions shall be made from the following subaccounts in the order set forth below, as the accounts described in each successive subsection are exhausted:

(A)         After-Tax Contributions. Installment distributions from a Participant's After-Tax Contributions and earnings thereon in the following order:

a.            An amount equal to all or part of the Participant's pre 1987 After-Tax Contributions then remaining in the Plan (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions; and

b.            An amount equal to all or a pro rata portion of the Participant's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on the Participant's pre-1987 After-Tax Contributions (including in each instance Rollover Contributions considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings,

(B)         Rollover Contributions. All or part of the Participant's Rollover Contributions and earnings thereon in his Rollover Contribution subaccount,

(C)         Prior Plan Employer Contributions. All or part of the Vested portion of a Participant's Prior Plan Employer Contributions, and the earnings thereon,

(D)         Employer Matching Contributions. All or part of the Vested portion of a Participant's Employer Matching Contributions, and the earnings thereon,

(E)         Before-Tax Contributions. All or part of the Participant's Before-Tax Contributions and the earnings thereon, and

(F)          IRA Account. All or part of the Participant's IRA Account and the earnings thereon.

Installment distributions shall be made from those Funds in which the subaccounts being distributed are invested as of the applicable Valuation Date. In the event the contributions and the earnings thereon which are deemed to be distributed under the preceding paragraph are invested in more than one Fund, and the amount distributed is less than the value of the amount in such subaccount being distributed, the distribution shall be made proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to

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provide the full amount of the distribution, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund.

(iv)         Installment distributions shall cease upon reemployment by the Employer. Upon re-termination of employment, a Participant shall be entitled to receive a distribution of his Account in accordance with Section 8.3(a).

(c)          Severance from Employment in Connection With Sale. If the Employer sells substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business, or the Employer sells its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), distributions may be made hereunder in a single lump sum payment with respect to a Participant who continues employment with the entity acquiring the assets or with such subsidiary only if (i) the Participant has a severance from employment and (ii) the Participant's Account Balance is not transferred to a plan maintained or established by the entity acquiring the assets or with such subsidiary after the Participant's severance from employment. A Participant entitled to a distribution in accordance with Section 8.3(c) shall be subject to the Section 8.2 of the Plan regarding immediate distributions.

(d)          Partial Payment Option. A Participant who has terminated employment can elect at any time to take a partial distribution of his Account Balance. Partial distributions shall be made from the following subaccounts in the order set forth below:

(i)           After-Tax Contributions. Installment distributions from a Participant's After-Tax Contributions and earnings thereon in the following order:

(A)         An amount equal to all or part of the Participant's pre-1987 After-Tax Contributions then remaining in the Plan (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions; and

(B)         An amount equal to all or a pro rata portion of the Participant's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on the Participant's pre-1987 After-Tax Contributions (including in each instance Rollover Contributions considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings,

(ii)          IRA Account. All or part of the Participant's IRA Account and the earnings thereon,

(iii)        Rollover Contributions. All or part of the Participant's Rollover Contributions and earnings thereon,

(iv)         Prior Plan Employer Contributions. All or part of the Vested portion of a Participant's Prior Plan Employer Contributions, and the earnings thereon,

(v)          Employer Matching Contributions. All or part of the Vested portion of a Participant's Employer Matching Contributions, and the earnings thereon,

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(vi)         Discretionary Supplemental Employer Contributions. All or part of the Vested portion of a Participant's Discretionary Supplemental Employer Contributions, and the earnings thereon, and

(vii)       Before-Tax Contributions. All or part of the Participant's Before-Tax Contributions and the earnings thereon.

Partial distributions shall be made from those Funds in which the subaccounts being distributed are invested as of the applicable Valuation Date. In the event the contributions and the earnings thereon which are deemed to be distributed under the preceding paragraph are invested in more than one Fund, and the amount distributed is less than the value of the amount in such subaccount being distributed, the distribution shall be made proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to provide the full amount of the distribution, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund.

8.4          ELECTION OF METHOD OF PAYMENT. The Participant may elect a lump sum distribution in the manner prescribed by the Plan Administrator during the 90-day period preceding the payment date elected by the Participant and in no event earlier than the date the Plan Administrator provides the Participant with information relating to his right to defer payment and his right to make a direct rollover as set forth in Section 8.11. Such distribution may commence less than 30 days after the Participant is advised that he may elect an immediate distribution, provided that:

(a)          the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(b)          the Participant, after receiving the notice, affirmatively elects a distribution.

8.5          MINIMUM DISTRIBUTION REQUIREMENTS.

(a)          The Required Beginning Date will be April 1 of the calendar year following the calendar year in which a Participant attains age 70½ or terminates employment with the Company and all Affiliated Companies, whichever is later; provided, that the Required Beginning Date for any Participant who is a 5% owner shall be April 1 of the calendar year following the calendar year in which such Participant attains age 70½.

(b)          For purposes of this Section, the following words/phrases shall have the respective meanings as set forth below:

(i)           Designated Beneficiary. The individual who is designated as the Beneficiary under Section 13.1 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(ii)          Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first

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Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.5(d)(ii). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)        Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)         Participant's Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)         Required Beginning Date. The date specified in Section 8.5(a).

(vi)         Spouse. Solely for purposes of this Section 8.5, the term "Spouse" means a Participant's legal spouse as defined under the Defense of Marriage Act.

(c)	General Rules.

(i)           Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(ii)          Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(iii)        TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(d)	Time and Manner of Distribution.

(i)           Required Beginning Date. The Participant's entire vested Account will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

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(ii)          Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire vested Account will be distributed, or begin to be distributed, no later than as follows:

(A)         If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)         If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)         If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)         If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.5(d)(ii), other than Section 8.5(d)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 8.5(d) and Section 8.5(f), unless Section 8.5(d)(ii)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 8.5(d)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.5(d)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 8.5(d)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)         Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8.5(e) and (f) of this section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(e)	Required Minimum Distributions During Participant's Lifetime.

(i)           Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)         the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-

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9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B)         if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(ii)          Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 8.5(e) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(f)	Required Minimum Distributions After Participant's Death.

(i)         Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's Designated Beneficiary, determined as follows:

(1)          The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)          If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(3)          If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)         No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy

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calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's Designated Beneficiary, determined as provided in Section 8.5(f).

(B)         No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 8.5(d)(ii)(A), this Section 8.5(f)(ii) will apply as if the surviving Spouse were the Participant.

(g)          When processing the minimum distribution, the portion of the Account invested in Honeywell Common Stock Fund shall be paid in cash unless the Participant requests stock. The Participant must also elect out of Federal Income Tax withholding or the minimum distribution will be reduced by 10%.

(h)          Minimum distributions shall be made from each subaccount in the same order as set forth in Section 8.3(b)(iii) regarding installments.

(i)           A Participant's Account will be charged a one-time non-refundable fee of $10.00 for processing minimum distributions, except that such fees shall not apply to residual minimum distributions made in mid-December of each calendar year.

8.6          PAYMENT UPON DEATH. Upon the death of a Participant, whether or not the Participant previously terminated employment, the Participant's Beneficiary shall be entitled to elect that the Participant's Account Balance be distributed in a lump sum. Payment shall commence no later than the December 31 of the calendar year following the close of the calendar year in which the Participant died, provided that if the Participant's Spouse is the designated Beneficiary, the Spouse can defer commencement of the payment until the later of the December 31 of the calendar year in which the deceased Participant would have attained age 70½ had the Participant survived, or the December 31 following the close of the calendar year in which the Participant's death occurred. If the value of the Participant's Account Balance is $5,000 or less, the Plan will immediately distribute the Participant's entire Vested Account Balance to the Spouse without his consent in accordance with Section 8.2 of the Plan as soon as practicable

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following confirmation of the Participant's death. If the surviving Spouse dies before distribution to such Spouse has commenced, then the one-year distribution requirement of this Section shall apply as if the Spouse were the Participant.

If the Participant had already commenced receiving installment payments as of the date of the Participant's death, payment of the installment amounts shall continue to the surviving Spouse based on the installment method selected. The surviving Spouse may instead, however, elect to take a partial distribution or a lump sum distribution of the remaining Participant's Account Balance. A non-spousal Beneficiary cannot elect to continue installment payments and must take a lump sum distribution of the remaining Participant's Account Balance no later than the December 31 of the calendar year following the close of the calendar year in which the Participant died.

8.7          DISABILITY DISTRIBUTION. A Participant who has incurred a Disability can elect to take a distribution of his Account Balance in accordance with the provisions of this Article at any time after the determination of Disability.

8.8          MODE OF PAYMENT. Distribution of a Participant's Account shall be made as follows:

(a)          the portion of the Account invested in any Fund other than the Honeywell Common Stock Fund shall be distributed in cash; provided, however, that a Participant or, where applicable, each of a Participant's Beneficiaries, may elect to receive the entire distribution in full shares of Honeywell Common Stock (with cash in lieu of fractional shares) by electing to reallocate his Account to the Honeywell Common Stock Fund in accordance with the provisions of Section 10.5, and

(b)          the portion of a withdrawal or distribution consisting of the Honeywell Common Stock Fund shall be made in either 100% cash or 100% stock as elected by the Participant. However, with respect to full distributions, a Participant can elect a specific percentage, dollar amount or number of shares to be paid in stock and the balance to be paid in cash, provided that such Participant's Account does not include the IRA Account.

Notwithstanding the foregoing, automatic rollover distributions made in accordance with Section 8.2(b) will be made entirely in cash.

8.9          SPECIAL RULE FOR IRA ACCOUNTS. Notwithstanding any other provision of this Article VIII, a Participant who has terminated employment may elect to receive a distribution of all or part of the Participant's entire IRA Account, but no other portion of the Account, in a single payment. Such a distribution shall be made in accordance with the otherwise applicable rules of Section 8.3 or 8.6.

8.10       IDENTITY OF PAYEE. The determination of the Plan Administrator as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

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8.11       DIRECT ROLLOVERS. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, that the amount of Eligible Rollover Distribution for the calendar year is or is reasonably expected to be at least $200 and, if only a portion of the Eligible Rollover Distribution is to be rolled over, the amount of the Direct Rollover is at least $200. An election to make or not to make a Direct Rollover with respect to payments which are a part of a series of payments shall apply to all subsequent payments unless a new election is made with respect to subsequent payments. A Direct Rollover of an Eligible Rollover Distribution from the Plan may not be made to more than one Eligible Retirement Plan, except that any IRA Account may be rolled over to a separate Eligible Retirement Plan. Except as otherwise provided in Section 8.2(b), if a Participant or Beneficiary's benefit is otherwise payable and the Participant or Beneficiary fails to make a Direct Rollover election, the Plan shall distribute the amount as if a Direct Rollover election with respect to the distribution had not been made. For purposes of this Section, the following terms shall have the following definitions:

(a)          "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b)          "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is a required minimum distribution under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Notwithstanding the foregoing, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to any of the following provided they agree to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible: a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code and, effective for distributions made on or after January 1, 2007, a qualified defined benefit plan described in Section 401(a) or an annuity arrangement described in Section 403(b) of the Code.

(c)          "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover

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Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse (other than a domestic partner treated as a Spouse under Section 2.70), or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. In the case of any surviving non-spousal Beneficiary (including a domestic partner treated as a Spouse under Section 2.70) with respect to a Participant who dies on or after November 1, 2007, an Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

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ARTICLE IX

WITHDRAWALS

9.1          WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS, ROLLOVER CONTRIBUTIONS, AND IRA ACCOUNT. A Participant who has not yet reached his Severance from Service Date may elect to withdraw his After-Tax Contributions, Rollover Contributions, and, where applicable, the Participant's IRA Account, and the earnings on such contributions and accounts, in accordance with the provisions of this Section and according to the order prescribed in this Section. Except as otherwise prescribed in Section 8.9, withdrawals hereunder shall be according to the order in which subsections (a) through (c) are presented, as the amounts described in each successive subsection are exhausted. Withdrawals shall be made from the Funds in which such amounts are invested in accordance with Section 9.5.

(a)          After-Tax Contributions. A Participant may elect to withdraw all or part of his After-Tax Contributions and the earnings thereon in his After-Tax Contribution Account. Any such withdrawal shall be made in the following order, as the amounts described in each successive subsection are exhausted:

(i)           An amount equal to all or part of the Participant's pre-1987 After-Tax Contributions then remaining in the Plan (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions;

(ii)          An amount equal to all or a pro rata portion of the Participant's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on pre 1987 After-Tax Contributions (including in each instance Rollover Contributions considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings.

(b)          IRA Account. A Participant may elect to withdraw all or part of the Participant's IRA Account and the earnings thereon.

(c)          Rollover Contributions. A Participant may elect to withdraw all or part of his Rollover Contributions in his Rollover Contribution Account and the earnings thereon.

9.2          WITHDRAWALS OF EMPLOYER CONTRIBUTIONS. A Participant who has not yet reached his Severance from Service Date and who has exhausted his withdrawals under Section 9.1 may elect a withdrawal from the Vested portion of his Prior Plan Employer Contribution Account, Employer Matching Contribution Account, and Discretionary Supplemental Employer Contribution Account and the earnings on such contributions at any time, except as provided herein, in accordance with the provisions of this Section. A Participant may elect to withdraw from his Discretionary Supplemental Employer Contribution Account any portion of such Account which has been held in such account for at least two (2) full years. A Participant who has completed at least sixty (60) months of participation in the Plan may also withdraw that portion of the Discretionary Supplemental Employer Contribution Account which

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has been held in such account for less than two (2) full years. Any such withdrawal shall be based on the value of the Participant's Account on the Valuation Date immediately before the withdrawal. Withdrawals shall be made from the Funds in which such amounts are invested in accordance with Section 9.5.

9.3          WITHDRAWALS OF BEFORE-TAX CONTRIBUTIONS. A Participant who has not yet reached his Severance from Service Date and who has exhausted his withdrawals under Sections 9.1 and 9.2 may elect to withdraw his Before-Tax Contributions (including the earnings on such contributions) in accordance with the provisions of this Section.

Withdrawals of Before-Tax Contributions.

(a)          Post-Age 59½ Withdrawals. A Participant who has attained age 59½ may elect to withdraw all or part of his Before-Tax Contributions and the earnings thereon.

(b)          Pre-Age 59½ Hardship Withdrawals. If a Participant elects to withdraw all or any part of his Before-Tax Contribution Account prior to the date he attains age 59½, such withdrawal will require the consent of the Plan Administrator and such consent shall be given only if, under uniform rules of application, the Plan Administrator determines that the purpose of the withdrawal is to meet heavy and immediate financial needs of the Participant and the amount of the hardship distribution requested is necessary to satisfy the specified need.

(i)           A withdrawal shall not be permitted to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant. For this purpose, the Participant shall have previously or concurrently withdrawn all amounts available to him under this Article. Notwithstanding the foregoing, the Plan Administrator may rely upon a Participant's reasonable representation that the financial hardship cannot be reasonably relieved through: (1) reimbursement or compensation by insurance or otherwise, (2) liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (3) cessation of Participant Contributions (including Catch-Up Contributions) under the Plan, (4) obtaining of distributions (including distribution of dividends received on Honeywell Common Stock) or nontaxable (at the time of the loan) loans from plans maintained by the Employer, Affiliated Company or by any other employer, to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need, or (5) borrowing from commercial sources on reasonable commercial terms. A Participant must deliver an executed statement indicating the reason for the need, the amount of the need and the fact that the Participant has no other resources reasonably available to relieve that need. For this purpose, a Participant's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant.

(ii)          The term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall mean any financial need arising from:

(A)         expenses for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of

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adjusted gross income) previously incurred by the Participant or a Participant's Spouse (including effective November 1, 2007, a Participant's domestic partner that is treated as a Spouse provided the domestic partner is the Participant's designated Beneficiary), or dependents or, or necessary for these persons to obtain such medical care and which are not covered by insurance;

(B)         payment of tuition, room, board and related educational fees for the next twelve months of post-secondary education of a Participant, his Spouse (including effective November 1, 2007, a Participant's domestic partner that is treated as a Spouse provided the domestic partner is the Participant's designated Beneficiary), children, or dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(C)         the purchase (excluding mortgage payments) of the Participant's principal residence;

(D)         the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

(E)          payments for burial or funeral expenses for the Participant's deceased parent, Spouse (including effective November 1, 2007, a Participant's domestic partner that is treated as a Spouse provided the domestic partner is the Participant's designated Beneficiary), children, or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));

(F)          expenses for the repair or damage to the Participant's principal residence that would qualify for the casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G)         such other circumstances as the Commissioner of Internal Revenue may designate as deemed immediate and heavy financial needs through the publication of revenue rulings and other documents of general applicability.

(iii)        The amount of the hardship distribution shall not exceed the amount of the financial need; provided, however, that the amount required to relieve any such financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal.

(iv)         A distribution is deemed necessary to satisfy an immediate and heavy financial need if the Participant has obtained all distributions (including distribution of dividends received on Honeywell Common Stock), other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

(v)          The portion of the Participant's Account attributable to Before-Tax Contributions that is available for withdrawal shall not exceed the total Before-Tax Contributions made under the Plan to the date of distribution (disregarding earnings on such contributions

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except those earnings credited as of December 31, 1988) reduced by the amount of any prior distributions.

(vi)         A Participant who receives a distribution of Before-Tax Contributions on account of hardship shall be prohibited from making Before-Tax Contributions, After-Tax Contributions and all other Employee contributions under this and all other plans of the Employer for a period of six (6) months after receipt of the distribution.

Notwithstanding anything herein to the contrary, any Participant who is a Highly Compensated Employee and who irrevocably elects in December of a Plan Year to participate in the Honeywell Supplemental Savings Plan during the following Plan Year shall be prohibited from taking a pre-age 59½ hardship withdrawal during the Plan Year to which the irrevocable election applies under the Honeywell Supplemental Savings Plan.

9.4          SPECIAL WITHDRAWAL RULES. Notwithstanding the ordering rules of Sections 9.1, 9.2 and 9.3 above, (i) a Participant may elect to make a withdrawal from the Vested portion of his Account which is invested in the Honeywell Common Stock Fund, provided that such withdrawal is subject to the requirements of Section 9.2 and is made in accordance with the provisions of Section 9.5; (ii) a Participant whose Account includes an IRA Account may elect to make a withdrawal from the IRA Account; and (iii) a Participant who has attained age 59½ may elect to make a withdrawal from the portion of his Account consisting of Before-Tax Contributions. A withdrawal under this Section cannot be requested on the same day as a withdrawal under Sections 9.1, 9.2 or 9.3, or another withdrawal under this Section. In the absence of a specific election hereunder, the ordering rules of Sections 9.1, 9.2 and 9.3 shall apply.

9.5          WITHDRAWAL PROCEDURES. A Participant may elect to make a withdrawal under this Article IX, except for hardship withdrawals made pursuant to Section 9.3(b), as of any current Valuation Date. The amount available for withdrawal shall be based on the value of the Participant's Vested Account as of the Valuation Date elected. The Valuation Date for a hardship withdrawal requested pursuant to Section 9.3(b) shall be the first Valuation Date coinciding with or immediately following the date the hardship withdrawal is approved by the Plan Administrator. Any withdrawal shall be in an amount not less than the lesser of (i) $300 or (ii) the amount available for withdrawal.

Withdrawals shall be made from those Funds in which the subaccounts being withdrawn under Sections 9.1 and 9.2 are invested as of the applicable Valuation Date. In the event the contributions and the earnings thereon which are deemed to be withdrawn under Sections 9.1 and 9.2 are invested in more than one Fund, and the amount withdrawn is less than the value of the amount in such subaccount being withdrawn, and the amount distributed is less than the value of the amount in such subaccount being distributed, the distribution shall be made proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to provide the full amount of the distribution, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund. Any withdrawal from the Honeywell Common Stock Fund, other than a pre-age 59½ hardship withdrawal, shall be made in full shares of Honeywell Common Stock (with cash in lieu of fractional shares) unless the Participant elects to receive cash. In the absence of an election, an Account having (i) less

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than 10 shares of Honeywell Common Stock will be distributed in cash, and (ii) 10 or more shares of Honeywell Common Stock will be distributed in full shares of Honeywell Common Stock (with cash in lieu of fractional shares). Any pre-age 59½ hardship withdrawal and any other withdrawal which is made at the same time as the pre-age 59½ hardship withdrawal shall be in cash.

Any withdrawal under this Article shall be distributed to the Participant as soon as practicable following the Valuation Date used to determine the amount available for withdrawal. However, withdrawal requests that are received by the Plan's recordkeeper on or before 4 p.m. Eastern Time on a business day or the close of the stock market, if earlier, shall generally be processed using that same day's Valuation; provided however, that the Plan's recordkeeper deems such distribution request to be in good order. Withdrawals requested after 4 p.m. Eastern Time on a business day or on a weekend day shall generally be processed using the next following business day's Valuation; provided that the Plan's recordkeeper deems such distribution request to be in good order. Notwithstanding the foregoing, no withdrawal, distribution, or loan may be made by a Participant during the period in which the Company is making a determination as to whether a Domestic Relations Order affecting the Participant's Account is a Qualified Domestic Relations Order. Further, if the Company is in receipt of a Qualified Domestic Relations Order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal, distribution, or loan until the alternate payee's rights under such order are satisfied.

A Participant's Account will be charged a fee for processing each withdrawal in the amount of $10.00 (or $15.00 if the withdrawal is a Direct Rollover). Notwithstanding the foregoing, no fees will be charged to Union FM&T Participants.

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ARTICLE X

INVESTMENT OF CONTRIBUTIONS

10.1       FUNDING VEHICLE. The Company has entered into a Trust Agreement with the Trustee providing for the establishment of a Trust to which all Before-Tax Contributions, Employer Matching Contributions, Discretionary Supplemental Employer Contributions, After-Tax Contributions, Prior Plan Employer Contributions, IRA contributions and Rollover Contributions, if any, shall be contributed and from which all benefits under the Plan shall be paid.

10.2       INVESTMENT FUNDS. The Trustee shall maintain separate Funds into which the Participants may direct the investment of certain Accounts, as set forth on Appendix A. Unless otherwise provided in Section 10.5, all Employer Matching Contributions and Discretionary Supplemental Employer Contributions shall be invested in the Honeywell Common Stock Fund. All other contributions may be invested pursuant to the Participant's direction in one or more of the Funds indicated in Appendix A.

10.3       INVESTMENT ELECTIONS. Participant's Accounts shall be allocated to any or all of the Funds, in multiples of 1%, as the Participant shall elect. Such election shall be made by the Participant in any manner specified by the Plan Administrator. A Participant's initial election shall be made on or before his Enrollment Date. Notwithstanding the foregoing, in the case of an Employee who becomes a Participant pursuant to an automatic Salary Reduction Agreement under Section 4.2, the Participant shall be deemed to have made an initial election to invest his entire Account in the default investments described in Section 10.5 below. Separate accounts will be maintained reflecting the interest of each Participant attributable to each Fund.

10.4       CHANGE IN INVESTMENT ELECTION. Any investment election, including a default investment election, made by the Participant shall be deemed to be a continuing election until changed. A Participant may at any time change his investment election with respect to future contributions in any manner specified by the Plan Administrator for the next available pay period for which the election is to be effective. Such change shall be effective only with respect to future Before-Tax Contributions and After-Tax Contributions, if any.

10.5       DEFAULT INVESTMENT ELECTION. With respect to First Group Default Participants (as defined in Section 4.2(a) of the Plan), Plan assets held in his Account shall be invested in the Short-Term Fixed Income Fund if contributed prior to December 24, 2007, and in the Default Investment Fund if contributed on or after December 24, 2007, until such time as the First Group Default Participant changes his investment election with respect to either his Plan Account or future Before-Tax and After-Tax Contributions. With respect to Second Group Default Participants (as defined in Section 4.2(b) of the Plan), Plan assets held in his Account (including future contributions) shall be invested in the Default Investment Fund, until such time as the Second Group Default Participant changes his investment election with respect to either his Plan Account or future Before-Tax and After-Tax Contributions.

10.6       TRANSFERS BETWEEN FUNDS. A Participant may reallocate his entire Account or a portion of his Account, other than the portion of a Participant's Employer Matching

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Contribution Account and Discretionary Supplemental Employer Contribution Account that is not Vested, in one percent (1%) increments among the Funds at any time. A Participant may direct the Trustee at any time to transfer a designated percentage or a specific dollar amount from one Fund to another, other than transfers from the portion of a Participant's Employer Matching Contribution Account and Discretionary Supplemental Employer Contribution Account that is not Vested. A Participant may direct the Trustee to automatically rebalance his entire Account, in accordance with his most recent investment election, every 90 days or as of the last business day of each calendar quarter. A Participant who makes a transfer of assets into the International Stock Fund and then makes a transfer out of the International Stock Fund within five business days will have a 2% redemption fee apply to the amount transferred out of the Fund. Transfers will be subject to the redemption fee if they are made on or before 4 p.m. Eastern Time, or the close of the stock market, if earlier, on or prior to the fifth business day of the transfer into the International Stock Fund. The determination of whether an amount is subject to the redemption fee shall be determined on a first in-first out basis. The redemption fee shall be retained by the International Stock Fund.

10.7       INVESTMENT OF EARNINGS. Except as otherwise provided in Section 10.7, all earnings (whether denominated income, capital gain or otherwise) from investments in each Fund shall be reinvested in the same Fund.

10.8       INVESTMENT OF EMPLOYER CONTRIBUTIONS. Employer Matching Contributions and Discretionary Supplemental Employer Contributions shall be invested only in the Honeywell Common Stock Fund or, in the case of Employer contributions made prior to July 1, 1987, to the SSP or any predecessor thereof, in the Fund in which they were originally invested. Employer Matching Contributions and Discretionary Supplemental Employer Contributions may be made in shares of Honeywell Common Stock or cash. Except as otherwise provided in Section 11.3, as soon as practicable after receipt of cash contributions, or other funds applicable to the Honeywell Common Stock Fund, the Trustee shall purchase shares of Honeywell Common Stock from such source and in such manner as the Trustee may determine; provided, however, the Trustee, for liquidity purposes, may place a portion of the cash in short-term fixed income investments to be held in the Honeywell Common Stock Fund. In lieu of cash, the Company may contribute shares and give these shares to the Trustee as Employer Matching Contributions or Discretionary Supplemental Employer Contributions. If the Trustee and the Company agree, any such shares may be purchased from the Company and may either be treasury shares or authorized but unissued shares. In the event that treasury or authorized but unissued shares of Honeywell Common Stock are purchased by the Trustee from the Company, the price per share shall be the price of Honeywell Common Stock on the New York Stock Exchange determined at the close of regular trading for the date of purchase or, if no sale occurred on such date, for the next preceding day on which a sale occurred.

10.9       LIMITATION OR SUSPENSION OF TRANSACTION AND LIMITATION OF DAILY SECURITIES TRADING. Notwithstanding Articles VIII, IX, X and XII, the Company shall, in its sole discretion, limit, postpone or suspend any or all investment Fund reallocations or transfers, withdrawals, distributions and loans, including subsequent investment Fund reallocations or transfers, withdrawals, distributions and loans elected prior to the determination of such limitation or suspension, in the event the Company determines, in its sole discretion, that such action is in the interest of the Plan or the Participants. The Trustee may, in its sole

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discretion, limit the daily volume of its purchases or sales of securities for the Trust, including, but not limited to, Honeywell Common Stock held in the Honeywell Common Stock Fund.

10.10     LOAN FUNDS. Notwithstanding anything in this Article to the contrary, any Participant who borrows from the Trust Fund pursuant to Article XII will be treated as having directed the Trustee to allocate such portion of his Account Balance as is equal to the borrowed amount to the Participant's "loan fund." The loan fund, and the promissory note executed by the Participant held therein, remains a part of the Trust Fund, but to the extent of the loan outstanding at any time, the borrowing Participant's loan fund alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain in an interest-bearing account any interest and principal paid on the borrowing Participant's loan in the loan fund on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's loan fund under the Plan (plus interest, if any) back to the Participant's Account Balance, at the same time reducing the amount treated as having been allocated to the Participant's loan fund by the amount of principal payments made with respect to the loan.

10.11     FROZEN SUBFUNDS. The Company may, in its discretion, segregate and hold in a "Frozen Subfund" of the Short Term Fixed Income Fund any group annuity contract, security, obligation or other asset of the Short Term Fixed Income Fund, if the Company determines that the ability of the issuer of such asset to make payment of the asset has been impaired. The Company may continue to segregate and hold such asset in the "Frozen Subfund" until it determines otherwise. Notwithstanding anything herein to the contrary, the Company, in its discretion, may suspend reallocations, withdrawals, loans and distributions with respect to all or any portion of such asset segregated and held in the "Frozen Subfund." Frozen Subfunds have been established for certain Participants who were participants in the Honeywell Savings and Stock Ownership Plan on or before March 31, 2000 who became Participants in this Plan on April 1, 2000. The rules governing the operation of those transferred Frozen Subfunds are set forth in Appendix B.

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ARTICLE XI

ESOP PROVISIONS; CUSTODY, REGISTRATION AND VOTING OF HONEYWELL COMMON STOCK; TENDER OFFER PROVISIONS

11.1       ESOP INVESTMENT. As required by Code Section 409, the ESOP component of the Plan invests primarily in "employer securities" (as that term is defined in Code Section 409 and 4975(e)(7)); it does so by investing in the Honeywell Common Stock Fund, which in turn invests in Honeywell Common Stock. The ESOP component of the Plan shall consist of the Honeywell Common Stock Fund.

11.2       SPECIAL PROVISIONS APPLICABLE TO PLAN BORROWINGS. Except as provided herein or as otherwise required by applicable law, no security acquired with the proceeds of any amount borrowed by the Plan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP within the meaning of Section 4975(e)(7) of the Code.

Any qualifying employer security, within the meaning of Section 4975(e)(8) of the Code, which may be obtained from the proceeds of any amount borrowed by the Plan, will be subject to a put option if it is not publicly traded or if it is subject to a trading limitation when distributed. The put option is exercisable only by a Participant, the Participant's donees, or by a person to whom the security passes by reason of a Participant's death. Under the put option, the security may be put to the Participant's Employer or to the Company. The put option shall remain in effect for 15 months following the date the security is distributed. If a security ceases to be publicly traded without restriction within 15 months after distribution, the Company will notify each security holder in writing within 10 days that the security will be subject to the put option exercisable for the remainder of the 15-month period and will explain the option terms in such notice. The period of the option shall be extended a day for each day the notice is given after the 10-day period expires.

The put option shall be exercised by written notice to the Employer. The price at which the option is exercisable is the value of the security, as determined under Section 54.4975-11(d)(5) of the Treasury Department Regulations. Securities put under this paragraph to the Employer shall be paid for in cash upon receipt by the Employer of a properly endorsed stock certificate representing ownership in the securities. No restrictions as to payment shall apply, except by applicable state law. The rights in this Section shall be non-terminable.

The provisions of Treasury Department Regulation Section 54.4975-11(c) shall apply with respect to any assets obtained by the Plan with the proceeds of any loan made to the Plan.

11.3       CASH DIVIDENDS ON HONEYWELL COMMON STOCK FUND. With respect to the Vested portion of a Participant's ESOP Account, all cash dividends paid by the Company with respect to shares of Honeywell Common Stock held in the Honeywell Common Stock Fund on the exchange date for the dividend (but excluding any dividend paid with respect to shares representing IRA contributions by former participants in a plan which has been merged into this Plan) shall be reinvested in the Honeywell Common Stock Fund. Notwithstanding the

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foregoing, a Participant who is Vested in his Account may instead elect to have all cash dividends (but excluding any dividend paid with respect to shares representing IRA contributions by former participants in a plan which has been merged into this Plan) distributed to him, provided such election is filed with the Plan Administrator no later than the business day prior to the exchange date for the dividend.

With respect to the portion of a Participant's ESOP Account that is not Vested as of the exchange date of the dividend, all cash dividends paid by the Company with respect to shares of Honeywell Common Stock held in the Honeywell Common Stock Fund on the exchange date for the dividend (but excluding any dividend paid with respect to shares representing IRA contributions by former participants in a plan which has been merged into this Plan) shall be paid to the Plan and distributed in cash to such Participant. Upon becoming Vested in his Account, all cash dividends paid by the Company shall be reinvested in the Honeywell Common Stock Fund, unless the Participant elects to have cash dividends distributed to him in cash in accordance with the preceding paragraph.

11.4       DIVERSIFICATION. A Participant may diversify his Account in accordance with Article X.

11.5       DISTRIBUTION OF HONEYWELL COMMON STOCK. As set forth in Section 8.8, a Participant shall have the right to demand that the value of his ESOP Account invested in Honeywell Common Stock be distributed "in kind," in whole shares of Honeywell Common Stock. Fractional shares of Honeywell Common stock shall be distributed in cash.

11.6       CUSTODY AND VOTING OF HONEYWELL COMMON STOCK. All shares of Honeywell Common Stock acquired by the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of its shareowners, the Company shall cause to be sent to each Participant (or Beneficiary of a deceased Participant whose Accounts are then still held under the Plan) a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the shares of Honeywell Common Stock allocated to each Participant's Accounts, whether or not Vested. The Trustee, itself or by proxy, shall vote the shares of Honeywell Common Stock in such Accounts in accordance with the instructions of the Participant (or any such Beneficiary). If prior to the time of such meeting of shareowners the Trustee shall not have received instructions with respect to any shares of Honeywell Common Stock allocated to Participants' Accounts, the Trustee, itself or by proxy, shall vote all such shares in the same ratio as the shares with respect to which instructions were received from Participants (and any such Beneficiaries).

11.7       TENDER OF HONEYWELL COMMON STOCK.

(a)          Each Participant (or, in the event of a Participant's death, the Participant's Beneficiary) shall have the right, to the extent of shares of Honeywell Common Stock allocated to the Participant's ESOP Account, confidentially to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Honeywell Common Stock. The Company shall utilize its best efforts to timely distribute or cause to be distributed to

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each Participant such information as will be distributed to shareowners of the Company, in connection with any such tender or exchange offer. If the Trustee shall not receive timely directions from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Honeywell Common Stock, with respect to which such Participant has the right of direction.

(b)          Cash proceeds received by the Trustee from the sale or exchange of any shares of Honeywell Common Stock pursuant to subsection (a) shall be invested by the Trustee in any Fund other than the Honeywell Common Stock Fund, in accordance with directions from Participants. The Trustee shall allocate the proceeds from any shares of Honeywell Common Stock sold or exchanged to the Accounts of Participants who directed the Trustee to sell or exchange such shares.

(c)          Any decision by a Participant to tender (or not tender) or to exchange (or not exchange) pursuant to subsection (a) of this Section and any direction made by a Participant pursuant to subsection (b) of this Section shall constitute an exercise of control over the assets credited to the Participant's Account and each Participant who so exercises such control shall, by such exercise, release and agree, on the Participant's own behalf and on behalf of the Participant's heirs and beneficiaries, to indemnify and hold harmless the Trustee and the Employer from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise. In exercising such control, the Participant shall be deemed to act as a named fiduciary with respect to the portion of his Account invested in the Honeywell Common Stock Fund.

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ARTICLE XII

LOANS

12.1       LOAN APPLICATIONS. A Participant who is on the payroll of the Employer or an Affiliated Company may apply for a loan from the Plan by executing a written promissory note, security agreement and any other documentation that the Plan Administrator may require, in the form prescribed by the Plan Administrator.

12.2       LOAN TERMS AND CONDITIONS.

(a)          A Participant's loans shall be derived solely from the Participant's Account (excluding the portion of such Account, if any, consisting of the IRA Account).

(b)          Effective November 1, 2007, the maximum number of loans to a Participant that may be outstanding at any time shall be limited to one (1). Any Participant who has more than one (1) outstanding loan as of October 31, 2007 shall continue to make repayments on such loans pursuant to their terms and shall not be permitted to obtain a new loan until all such prior loans have been repaid in full.

(c)          The minimum loan available is $1,000. The maximum loan available will be the lesser of (A) 50% of the Vested portion of a Participant's Account including any outstanding loan balance, but excluding any portion of the Account invested in the IRA Account or a Transferred Frozen Subfund identified in Appendix B, determined as of the Participant's Loan Election Date (provided, however, that any withdrawals made pursuant to Article IX, on or after the Loan Election Date and before the receipt of the promissory note and security agreement by the Plan Administrator, shall reduce the available Vested portion of a Participant's Account) minus any outstanding loan balance on the Loan Election Date, or (B) $50,000, less the highest combined outstanding principal balance of all loans at any time during the prior 12-month period. For purposes of this limitation, all loans from all qualified plans maintained by the Company or by any Affiliated Company.

(d)          Each loan shall be evidenced by a promissory note and security agreement setting forth the Participant's obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Article XII as is acceptable to the Company. Loans shall bear a reasonable interest rate equal to the prevailing rate charged by lenders for similar loans as determined by the Company.

(e)          Loans shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(f)           All loans shall be adequately secured. A loan shall be deemed to be adequately secured if the aggregate amount of all such loans to a Participant does not exceed 50% of the Vested amount of the Participant's Account Balance at the time of the making of such loan.

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(g)          The period for repayment of a loan issued pursuant to this Article XII must, by the terms of the note, be for a period not less than one month nor exceed a period of five years. Notwithstanding the above, if the purpose or use of the loan, as determined at the time of issuance, is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the period for repayment of the loan may be extended to 25 years. Any outstanding loan balance may be prepaid in full on any Valuation Date without penalty. (Partial repayment is not permitted.)

(h)          A Participant's Account will be charged a one-time non-refundable fee of $50 for initiating a loan. Any fees associated with the loan shall be taken from the Participant's Account, except that such fees do not apply to Union FM&T Participants.

(i)           The principal amount of any loan and the accrued interest thereon shall be repaid by approximately equal payroll deductions which shall be irrevocable until the outstanding principal balance of the loan, and all accrued interest thereon, is paid in full. However, a Participant who (i) is on a short-term leave of absence, or (ii) is no longer employed by a Participating Unit but remains employed by the Company or an Affiliated Company, may make periodic payments by certified check to satisfy the outstanding principal balance of the loan and interest thereon; provided, payments continue to be made no less frequently than each calendar quarter and are made on a substantially level basis. The Company may, in its sole discretion, permit each Participant who continues employment with another employer which is not an Affiliated Company, as a result of the disposition of stock or assets by the Company or its subsidiaries or affiliates to such employer, to continue to make payments to satisfy the outstanding principal balance of the Participant's loan and interest thereon. The Plan Administrator, may, in its sole discretion, allow Participants to continue to make periodic payment by certified check or other comparable method to satisfy the outstanding principal balance of the loan and interest thereon in other situations where payroll deductions are being discontinued such as, but not limited to, outsourcing situations or a transfer of employment to a joint venture. If a Participant becomes Disabled, loan repayments will continue to be made by payroll deduction as long as the Participant remains on the payroll of the Employer or an Affiliated Company. If a Participant who is on a short-term leave of absence of one year or less does not make periodic payments as provided above, the loan shall not be deemed to be in default before a year has elapsed since the beginning of the leave of absence and, if the Participant returns from such a leave of absence before a year has elapsed, the loan shall be reamortized so that the remaining principal amount and the accrued interest shall be repaid in approximately equal payroll deductions over the remaining term of the loan. In the case of a Participant entitled to veterans' reemployment rights, effective December 12, 1994, loan repayment suspensions will be permitted in accordance with Section 414(u)(4) of the Code.

(j)           If one of the following events occurs during a calendar quarter, a Participant's loan shall be deemed to be in default on the last day of the next calendar quarter, and the outstanding principal balance of the loan and all accrued interest thereon shall be immediately due and payable: (i) the Participant fails to timely remit payments under the terms of the loan, (ii) the Participant ceases to be subject to payroll deductions and does not continue to make loan repayments (unless the Participant is on a short-term leave of absence of one year or less or military leave), (iii) the Participant is on a short-term leave of absence and does not return from such absence after twelve (12) months, or (iv) the Participant revokes his authorization for

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payroll deduction. A Participant's loan shall also be deemed in default following his termination of employment unless (i) the full amount of the Participant's outstanding loan, including all accrued interest, is paid within 90 days after the date of the written notice of the amount due, or (ii) the Participant has made arrangements for direct payment within such 90-day period (if eligible to do so). Upon the occurrence of a default, the Plan may foreclose on the loan; provided, however, that no offset distribution of the loan shall be made with respect to the Participant's Account until the earliest time the Account could be distributed without violating any provisions of Section 401(a) and 401(k) of the Code. An offset distribution shall be made as of the earlier of the date the Participant elects to receive a distribution of his Account under Section 8.3, or 90 days following the Participant's Severance from Service Date, or as soon as administratively practical thereafter.

12.3       SOURCE OF LOAN PROCEEDS. The proceeds of any loan shall be taken from the Participant's Account according to the following order:

(a)          Before-Tax Contributions and earnings thereon;

(b)          After-Tax Contributions and earnings thereon;

(c)          Rollover Contributions in the Rollover Contributions Account and earnings thereon;

(d)          the Vested portion of Prior Plan Employer Contributions and earnings thereon;

(e)          Vested Employer Matching Contributions and earnings thereon; and

(f)           Vested Discretionary Supplemental Employer Contributions and earnings thereon.

The loan proceeds taken from a Participant's Account shall be based on the value of such amounts as of the Participant's Loan Election Date; provided, however, that any distributions and any withdrawals made pursuant to Article IX, on or after the Loan Election Date and before the receipt of the promissory note and security agreement by the Plan Administrator shall reduce the amount available in a Participant's Account and, if the requested loan no longer meets the requirements of Section 12.2(a), such request shall not be honored. The loan proceeds shall be taken from those Funds in which the subaccounts from which the loan proceeds are taken were invested at the time of the loan. In the event such amounts are invested in more than one Fund, and the amount borrowed is less than the value of all such contributions and the earnings thereon in such subaccount, the loan proceeds from such subaccount shall be taken proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to fund the full amount of the loan, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund.

The foregoing notwithstanding, a loan shall not be considered to be a distribution of the Participant's interest in the Plan at the time made but rather shall be treated as an investment of the Participant's Account.

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12.4       REPAYMENT OF LOAN. Repayments of Participant loans shall be invested in accordance with the Participant's investment designation in effect at the time of the repayment; provided, however, that any repayment of loan proceeds that were taken from Employer Matching Contributions or Discretionary Supplemental Employer Contributions shall be invested in the Honeywell Common Stock Fund.

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ARTICLE XIII

PARTICIPANT ADMINISTRATIVE PROVISIONS

13.1       BENEFICIARY DESIGNATION. The Beneficiary of a married Participant shall be the Participant's Spouse. A married Participant may designate a Beneficiary other than the Spouse only if the Participant's Spouse consents in writing to the Beneficiary designation. The Spouse's consent shall not be valid unless the election designates a specific Beneficiary(ies). Such Spouse's consent must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or in other circumstances that may be prescribed by Treasury Regulations. The consent of a Spouse shall not be effective with respect to any subsequent Spouse of the Participant. Notwithstanding the foregoing, for purposes of this Section 13.1, the term "Spouse" shall not include a domestic partner treated as a Spouse under Section 2.70.

Subject to the foregoing limitation, a Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustees shall pay his Account Balance in the event of his death. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, it effectively shall revoke all designations filed prior to that date by the same Participant. Further, the marriage of a single Participant shall revoke all designations filed prior to that date by the Participant unless the Participant's Spouse consents.

13.2       NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, then the Trustees shall pay the Participant's Account Balance (subject to the provisions of Article VII) to the Participant's Spouse on the date of death, or if there is no such Spouse, the Participant's estate.

13.3       PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant or Beneficiary upon the condition precedent that each Participant or Beneficiary will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided that the Plan Administrator shall advise each Participant or Beneficiary of the effect of his failure to comply with its request.

13.4       MAINTENANCE OF ACCOUNTS. For each Participant, the Plan Administrator shall, where applicable, cause a separate Before-Tax Contributions Account, After-Tax Contributions Account, Employer Matching Contributions Account, Discretionary Supplemental Employer Contributions Account, Rollover Contributions Account, and such other accounts or sub-accounts as the Plan Administrator deems necessary to be maintained under the Plan.

13.5       ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice

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addressed to a Participant or Beneficiary at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

13.6       SOURCE OF PAYMENTS. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

13.7       DEEMED ACCEPTANCE OF ACT OR OMISSION BY A PLAN FIDUCIARY. If a Plan fiduciary (as determined under ERISA) or an individual or entity with authority delegated by a Plan fiduciary acts or fails to act with respect to a Participant or a Participant's Account under the Plan and the Participant has direct or indirect knowledge of such act or failure to act, the Participant's failure to notify the Plan fiduciary (or the Plan fiduciary's delegate) within a reasonable period of time that such act or failure to act was incorrect or inconsistent with the Participant's election shall be deemed to be an acceptance and ratification of the Plan fiduciary's (or the Plan fiduciary's delegate) act or failure to act.

13.8       SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.9       HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and alternate payee, present and future (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

13.10     HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.11     GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

13.12     NO WARRANTIES. Neither the Board of Directors nor its members nor the Committee nor the Employer nor the Company nor any Affiliated Company nor the Trustee warrants or represents in any way that the value of each Participant's Account will increase or will not decrease. The Participant assumes all risk in connection with any change in values.

13.13     RELIANCE ON DATA AND CONSENTS. The Employer, the Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by any Participant, Beneficiary or alternate payee, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the Spouse of any Participant, any Beneficiary of any

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Participant, any alternate payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, Spouses of Participants, Beneficiaries and alternate payees to advise the appropriate parties of any change in such data.

13.14     ASSIGNMENT OR ALIENATION. Neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustees shall not recognize any such anticipation, assignment or alienation except as provided in this Section. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(a)          Non-alienation of Benefits. No benefit payable at any time under the Plan shall be subject, in any manner, to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under the Plan, or if by reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in his discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's Spouse, children or other dependents, or any of them, in such manner as the Plan Administrator may deem proper.

(b)          Exceptions for QDROs and Federal Tax Levy. Notwithstanding paragraph (a), the Trustee may assign or alienate a portion of the Participant's Account pursuant to:

(i)           any domestic relations order that is determined in accordance with the Plan Administrator's procedures to be a Qualified Domestic Relations Order; or

(ii)          a Federal tax levy made pursuant to Code Section 6331 and with collection proceedings by the United States on a judgment resulting from an unpaid tax assessment.

(c)          Exception for Judgments and Settlement Agreements. Notwithstanding any provision of the Plan to the contrary, a Participant's benefit under the Plan may be offset pursuant to an order or requirement to pay that arises under a judgment of conviction for a crime involving the Plan, a civil judgment entered by a court in an action brought in connection with a violation of ERISA, Title I, Subtitle B, Part 4, or a settlement agreement between the Participant and the Secretary of Labor or the PBGC, in accordance with the requirements of Code Sections 401(a)(13)(C) and (D).

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13.15     QUALIFIED DOMESTIC RELATIONS ORDERS. The Company has established by separate document on behalf of the Plan a procedure for determining the qualified status of Domestic Relations Orders and for administering distributions to be made under such orders. Notwithstanding any other provision of this Plan, distribution from a Participant's Account may be made to an alternate payee under a Qualified Domestic Relations Order at the time specified in such order even if the Participant to whose account it applied has not yet attained the earliest retirement age as defined by Section 414(p)(B) of the Code, or terminated employment. An alternate payee shall be treated as an unmarried Participant who has terminated employment for reasons other than Retirement, Reduction-in-Force, Disability or death. With respect to a QDRO, if an alternate payee's interest in the Plan is $5,000 or less, it shall be distributed in accordance with Section 8.2 of the Plan in the form of a single lump sum payment as soon as administratively practicable after the Plan Administrator determines that a particular order is a QDRO.

13.16     PAPERLESS TRANSACTIONS. Notwithstanding any references within this Plan document to the use of written applications or forms, any form, record, procedure or process prescribed and/or approved by the Plan Administrator to perform certain Plan-related activities through the use electronic mail, telephone or voice-activated systems, computer or other "paperless" means may be used unless a written document is otherwise required by applicable law.

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ARTICLE XIV

ADMINISTRATION

14.1       PLAN ADMINISTRATOR. The Vice President, Human Resources, Compensation and Benefits (or an Employee with a successor title) shall be the Plan Administrator within the meaning of Section 3(16)(A) of ERISA and, except as otherwise provided in this Article XIV, the named fiduciary for Plan administration purposes under Section 402 of ERISA. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan, as set forth in this Article. In making any determination or rule, the Plan Administrator shall apply uniform policies and shall not discriminate in favor of or against any Participant. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

14.2       PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall have full discretionary authority and power to control and manage the administrative aspects of the Plan, including but not limited to the following powers and duties:

(a)         To determine the eligibility of an Employee to participate in the Plan;

(b)          To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;

(c)          To enforce the terms of the Plan and the rules and regulations it adopts;

(d)          To determine questions of fact and law and to make any findings of fact necessary or appropriate for any purpose under the Plan;

(e)          To direct disbursements;

(f)           To determine eligibility for benefits, to determine the amount of benefits and to otherwise construe the terms of the Plan;

(g)           To direct the Trustee with respect to distribution of the Trust;

(h)          To enter into agreements with the Trustee to provide for the distribution of Plan assets;

(i)           To appoint and monitor the actions of the Pension and Savings Plans Appeals Committee (or successor committee) to review and render decisions with respect to appeals from a denial of a claim for benefits under the Plan;

(j)           To furnish the Employer with information which the Employer may require for tax or other purposes;

(k)          To regularly report its actions to the Senior Vice President, Human Resources and Communications, or an Employee with a successor title;

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(l)           To engage the service of agents whom it may deem advisable to assist it with the performance of its duties including counsel, auditors, and other specialists, and any clerical, actuarial, and other service providers as it may require in carrying out the provisions of the Plan, and to direct that the expenses for such services be paid by the Trust Fund. The Plan Administrator and its delegates shall be entitled to rely on the advice and opinions of such persons; and

(m)         To delegate such of its duties, authority and obligations hereunder to corporate staff or existing committees of the Employer, subcommittees it may form, or third party providers as it may, in its discretion, determine necessary, advisable or useful.

14.3       SAVINGS PLAN INVESTMENT COMMITTEE. The Savings Plan Investment Committee shall be the named fiduciary for Plan investment purposes under Section 402 of ERISA. The Savings Plan Investment Committee shall consist of individual employees of the Employer with the following titles or successor titles:

(i)           Direct-Senior Portfolio Manager;

(ii)          Director of Treasury, Corporate Finance;

(iii)         Director, Benefits Labor and Retirement Plans;

(iv)         Director Human Resources – Specialty Materials; and

(v)        Assistant General Counsel – Benefits.

14.4       POWERS AND DUTIES OF THE SAVINGS PLAN INVESTMENT COMMITTEE. The Savings Plan Investment Committee shall have the full power and discretionary authority to manage the investments of the Plan, including but not limited to the following powers and duties:

To appoint and remove the Trustee (or Trustees) and monitor its (their) performance and to provide directions to the Trustee with respect to availability of Fund options, methods of benefit payment, valuation at dates other than annual valuation dates and on all other matters where required by the Plan or requested by the Trustee;

(i)           To establish, maintain and communicate to the Trustee and/or investment manager(s), an investment policy consistent with the objectives of the Plan;

(ii)          To develop rules for its own governance, establish procedures for the conduct of its business and to allocate responsibilities among its members;

(iii)        To monitor the Plan's compliance with ERISA Section 404(c) and prohibited transaction provisions of ERISA and the Code;

(iv)         To select the specific investment funds or investment managers for each Fund listed on Appendix A, other than the Honeywell Stock Fund, and to monitor the

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performance of the investment funds or investment managers so selected and to change or eliminate previously selected investment funds or investment managers;

(v)          To regularly report its actions to the Retirement Plans Committee of the Board of Directors of the Company;

(vi)         To engage the service of agents whom it may deem advisable to assist it with the performance of its duties including counsel, auditors, investment advisors and other specialists, and any clerical and other service providers as it may require in carrying out the provisions of the Plan, and to direct that the expenses for such services be paid by the Trust Fund. The Savings Plan Investment Committee and its delegates shall be entitled to rely on the opinion of such persons; and

(vii)       To delegate such of its duties, authority and obligations hereunder to corporate staff or existing committees of the Employer, subcommittees it may form, or third party providers as it may, in its discretion, determine necessary, advisable or useful.

14.5       PLAN EXPENSES. All costs and expenses of administering the Plan and managing the Funds, except for administrative costs and expenses receivable or chargeable to the United States Department of Energy (or any successor agency) under the terms of contracts covering FM&T Participants, shall be borne by the Participants and paid from their Accounts in the Plan. Brokerage commissions, transfer taxes, and other charges incurred in connection with the purchase and sale of securities shall be charged to and paid from the Fund to which such charges and expenses are attributable.

14.6       EFFECT OF A MISTAKE. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or Beneficiary, the Plan Administrator shall, if possible, cause such payment amounts to be withheld, accelerated, or otherwise adjusted as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under this Plan. Additionally, the Plan Administrator is permitted to correct mistakes in administration of the Plan in accordance with rules and regulations promulgated by the Internal Revenue Service and in accordance with any Federal governmental agency correction program, including, but not limited to, the IRS Employee Plans Compliance Resolution System and the U. S. Department of Labor Voluntary Fiduciary Compliance Program.

14.7       FACILITY OF PAYMENT. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that the person is incompetent or a minor, and that a guardian, conservator, or other person legally responsible for the care of his estate has been appointed. If the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to care properly for his affairs, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

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If a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator if proper proof of the appointment is furnished in a form and manner suitable to the Plan Administrator.

To the extent permitted by law, any payment made under the provisions of this Section shall be a complete discharge of liability under the Plan.

14.8       MISSING RECIPIENTS. If the Plan Administrator is unable to pay any distribution or dividend payment due under the Plan to a Participant or Beneficiary after a period of at least three years from the date the distribution or dividend payment was distributed or due to be distributed under the terms of the Plan, because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of due notice to any last known address or addresses, the Plan Administrator, if it so elects, shall direct that any such benefits be forfeited; provided, however, that such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant or Beneficiary. In the event of such individual's subsequent reappearance, the benefits that were due and payable shall be paid in a single sum and the future benefits due such person shall be reinstated in full. If the distribution meets the requirements of Section 8.2(a) and (b), regarding mandatory cashout distributions and rollovers of small benefits, such section will apply instead of this Section. Amounts forfeited under this Section may be applied to reduce subsequent Employer Matching Contributions or other Employer Contributions under the Plan, to correct errors, to resolve any claim filed under the Plan in accordance with Section 14.9 or to restore Participant Accounts in accordance with this Section 14.8.

14.9       CLAIMS AND APPEAL PROCEDURE FOR DENIAL OF BENEFITS. All claims for benefits under the Plan shall be submitted in writing by Participants and Beneficiaries ("Claimant") to the Plan Administrator, or his designee, who shall notify the Claimant in writing whether the claim has been granted or denied. The Plan Administrator shall advise the Claimant of his decision in writing within 90 days after his receipt of the claim (except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, and up to an additional 90 days will be granted to consider the claim). If the claim is denied, the Plan Administrator's notice to the Claimant shall set forth:

(a)          The specific reason for the denial;

(b)          Specific reference to pertinent Plan provisions on which the Plan Administrator based its denial;

(c)          A description of any additional materials or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)          A statement that any appeal the Claimant wishes to make of the denial must be in writing to the Pension and Savings Plans Appeals Committee within 60 days after receipt of the Plan Administrator's notice of the denial of benefits. The Plan Administrator's

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notice must further advise the Claimant of his right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

If a Claimant appeals a denial of benefits, the Pension and Savings Plans Appeals Committee shall reexamine all facts related to such claim and its denial, taking into account all comments, documents, records and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination, and shall make a final determination as to whether the denial of benefits is justified under the circumstances. The Pension and Savings Plans Appeals Committee shall render a decision at its next regularly scheduled meeting following the Claimant's written request for review. If the Claimant's appeal is received within 30 days before the Pension and Savings Plans Appeals Committee's next regularly scheduled meeting, such appeal shall be considered at the second regularly scheduled Pension and Savings Plans Appeals Committee meeting following the Claimant's written request for review. If the Pension and Savings Plans Appeals Committee determines that an extension of time for processing is required, written notice of extension shall be furnished to the Claimant prior to the termination of the initial period. In no event shall the Pension and Savings Plans Appeals Committee render a decision respecting a denial for a claim for benefits later than the third regularly scheduled Pension and Savings Plans Appeals Committee meeting following receipt of the Claimant's written request for review. If the appeal is denied, the Pension and Savings Plans Appeals Committee's written notification to the Claimant shall set forth:

(f)           The specific reason for the adverse determination;

(f)           Specific reference to pertinent Plan provisions on which the Pension and Savings Plans Appeals Committee based its adverse determination;

(g)          A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and

(h)          A statement that the Claimant has a right to bring a civil action under Section 502(a) of ERISA.

The Pension and Savings Plans Appeals Committee's decision shall be binding on all persons affected thereby.

The Claimant must exhaust the claims and appeals process under the Plan before he can bring legal action against the Plan either in state or Federal court. Similarly, failure to follow the Plan's prescribed claims and appeals process in a timely manner shall also cause the Claimant to lose his right to bring legal action against the Plan regarding an adverse benefit determination.

Notwithstanding the foregoing provisions of this Section 14.9, effective as of November 1, 2007, a Claimant who wishes to bring a legal action against the Plan, the Company, the Employer, the Plan Administrator, the Pension and Savings Plan Appeals Committee, the Savings Plan Investment Committee or any other Plan fiduciary, or a delegate of any such person or entity, must file such legal action no later than the six month anniversary of one of the

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following, as applicable: (1) if the Plan Administrator or the Pension and Savings Plan Appeals Committee grants the claim or appeal, the date the claim or appeal is granted, (2) if the Pension and Savings Plan Appeals Committee denies the appeal, the date the appeal is denied, (3) if the Claimant has begun receiving payments from his or her Account pursuant to the terms of Article VIII, the date the first payment is made; (4) if (1), (2) or (3) does not apply, the date the Participant knows or reasonably should know the claim is denied or granted (e.g., through any written or verbal action or explanation denying or granting the claim).

14.10     COMPLIANCE WITH MILITARY REEMPLOYMENT ACT. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

14.11     COMMUNICATION TO ELIGIBLE EMPLOYEES. The Plan Administrator shall apprise Employees who may be eligible to participate of the existence of the Plan and the salient provisions thereof.

14.12     INDEMNITY OF PLAN ADMINISTRATOR AND SAVINGS PLAN INVESTMENT COMMITTEE. To the extent permitted by law, the Plan Administrator, Savings Plan Investment Committee, representatives of the Plan Administrator or Savings Plan Investment Committee, directors, officers, and Employees of the Company shall be indemnified by the Company against any and all claims, losses, damages, expenses (including counsel fees), and any other liability (including amounts paid in settlement with the Company's approval) arising from such individuals' action or conduct relating to Plan administration. The Company shall not indemnify these persons against such claims, losses, damages, expenses, or liabilities when the same is judicially determined to be attributable to gross negligence or willful misconduct.

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ARTICLE XV

FIDUCIARY DUTIES AND RESPONSIBILITIES

15.1       GENERAL FIDUCIARY STANDARD OF CONDUCT. Each fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

15.2       SERVICE IN MULTIPLE CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

15.3       LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary under this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no person so serving who already receives full-time pay from the Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

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ARTICLE XVI

TOP HEAVY RULES

16.1       MINIMUM EMPLOYER CONTRIBUTION. If this Plan becomes top heavy, the Plan guarantees a minimum contribution of 3% of Compensation for each Non-Key Employee who is a Participant employed by the Employer on the last day of the Plan Year. For purposes of determining whether the minimum contribution is satisfied, Before-Tax Contributions shall be disregarded. Employer Matching Contributions and Discretionary Supplemental Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions and Discretionary Supplemental Employer Contributions under the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The minimum contribution shall not be forfeited under Section 411(a)(3)(B) or (D) of the Code. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution.

Notwithstanding the above, if the contribution rate for the Key Employee with the highest contribution rate is less than 3%, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee (provided that the Employer does not also sponsor a defined benefit plan which has designated this Plan to provide the top heavy minimum). The contribution rate is the sum of Employer Matching Contributions (not including Employer contributions to Social Security), Discretionary Supplemental Employer Contributions and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the Plan Year. To determine the contribution rate, the Plan Administrator shall consider all qualified defined contribution plans maintained by the Employer as a single plan.

16.2       ADDITIONAL CONTRIBUTION. If the contribution rate for the Plan Year with respect to a Non-Key Employee described in Section 16.1 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so that his contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Plan Administrator shall allocate the additional contribution to the Employer Matching Contribution Account or Discretionary Supplemental Employer Contribution Account of the Non-Key Employee for whom the Employer makes the contribution.

16.3       DETERMINATION OF TOP HEAVY STATUS. The Plan is top heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and distributions made within the one-year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period." The Account Balance of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into

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account. The Plan Administrator shall calculate the top-heavy ratio without regard to Account Balances attributable to any Non-Key Employees who were formerly Key Employees. The Plan Administrator shall calculate the top-heavy ratio, including the extent to which it must take into account contributions not made as of the Determination Date, distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations thereunder.

If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is top heavy only if it is part of the Required Aggregation Group, and the top-heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Plan Administrator will calculate the top-heavy ratio in the same manner as required by the first paragraph of this Section, taking into account all plans within the aggregation group. The Plan Administrator shall calculate the present value of accrued benefits and the other amounts the Plan Administrator must take into account under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations thereunder. The Plan Administrator shall calculate the top-heavy ratio with reference to the Determination Dates that fall within the same calendar year.

16.4       TOP HEAVY VESTING SCHEDULE. If the Plan becomes top heavy as defined in Section 16.3, for any top heavy Plan Year, a Participant shall earn a Vested percentage of his Employer Matching Contribution Account and Discretionary Supplemental Employer Contribution Account as determined by the following vesting schedule but only to the extent that this schedule is more rapid than the Plan's otherwise applicable vesting schedule.

Number of Vested One-year Periods of Service	Minimum Vested Percentage of Employer Matching Contribution Account
Less than 1	0%
1, but less than 2	0%
2, but less than 3	0%
3 or more	100%

This Section does not apply to any Participant who does not have an Hour of Service after the Plan becomes top heavy. Therefore, such Participant's Vested percentage of his Employer Matching Contribution Account and Discretionary Supplemental Employer Contribution Account shall be determined without regard to this Section.

16.5       DEFINITIONS. For purposes of applying the provisions of this Article:

(a)          "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, "annual compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is

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a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)          "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

(c)          "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates; and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code. Any terminated plan that covered a Key Employee and was maintained within the one-year period ending on the Determination Date shall also be included in the Required Aggregation Group.

(d)          "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plan to take into account in determining the Permissive Aggregation Group.

(e)          "Determination Date" for any Plan Year is the last day of the preceding Plan Year.

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ARTICLE XVII

EXCLUSIVE BENEFIT, AMENDMENT AND TERMINATION

17.1       EXCLUSIVE BENEFIT. The Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Notwithstanding the above, the Employer contributes to this Plan on the condition that its contribution is not due to a mistake of fact and that the Internal Revenue Service will not disallow its deduction for that contribution. The Trustee, upon written demand from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Section 404 of the Code. The Trustee will not return any portion of the Employer's contribution under the provisions of this Section more than one year after:

(a)          the Employer made the contribution by mistake of fact; or

(b)          the disallowance of the contribution as a deduction, and then only to the extent of the disallowance.

The Trustee will not increase the amount of the Employer contribution returnable under this Section for any earnings attributable to the contribution, but will decrease the amount of the Employer contribution returnable for any losses attributable thereto. The Trustee may require the Employer to furnish it with whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Employer has demanded be returned is properly returnable under the Code and ERISA.

17.2       AMENDMENT BY COMPANY. The Company shall have the right at any time and from time to time to amend this Plan in any manner it deems necessary or advisable, including, but not limited to, amendments necessary in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code. Notwithstanding anything else to the contrary herein, no amendment shall authorize or permit any of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer.

No amendment shall (a) decrease a Participant's Account Balance or (b) eliminate an optional form of benefit to which the Participant is entitled as a result of service prior to the amendment except as permitted under Section 411(d)(6) of the Code and the regulations and rulings thereunder.

Notwithstanding anything herein to the contrary, if the vesting schedule is amended, a Participant who has completed three one-year Periods of Service as of the expiration

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of the election period described below may elect to be subject to the vesting schedule in effect prior to the change in the vesting schedule. Such election must be made during the period which begins on the date on which the amendment changing the vesting schedule is adopted and which ends on the latest of the following dates:

(a)          the date which is 60 days after the date on which the Plan amendment is adopted;

(b)          the date which is 60 days after the date on which the Plan amendment becomes effective;

(c)          the date which is 60 days after the date the Participant is issued written notice of the Plan amendment by the Company; or

(d)          such later date as may be specified by the Company.

The election provided for in this Section shall be made in writing and shall be irrevocable when made.

17.3       DISCONTINUANCE OF CONTRIBUTIONS. The Company shall have the right, at any time, to suspend or discontinue its contributions under the Plan. Upon a complete discontinuance of contributions (within the meaning of Code Section 411(d)(3) and regulations thereunder), the Account Balance of each affected Participant shall be 100% Vested.

17.4       TERMINATION OF PLAN. The Company shall have the right to fully or partially terminate the Plan at any time. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan (within the meaning of Code Section 411(d)(3) and regulations thereunder), an affected Participant's right to his Account Balance shall be 100% Vested.

17.5       MERGER. The Company shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each affected Participant a benefit equal to or greater than the benefit each such Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Company possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Section 401(a) of the Code and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

In addition, in the case of a disposition of the stock of an Employer or of a disposition by the Employer as part of its business, the Company may, in its sole discretion, transfer balances in the Account of any or all affected Participants directly into another plan qualified under Section 401(a) of the Code and maintained, or to be maintained, by the acquiring entity, or provide each affected Participant with the option to have such Participant's balances so transferred. In the case of an acquisition by the Employer of another business, the Company may approve the transfer directly to the Plan of the balances of any or all Eligible Employees of such business in any accounts maintained under any such qualified plan, or provide each Eligible

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Employee of such business with the option to have such employee's balances so transferred. With respect to any such balances transferred directly to the Plan, benefits protected by Section 411(d)(6) of the Code shall not be reduced or eliminated. Such balances, unless otherwise provided for in the disposition or acquisition agreement, as the case may be, shall be valued as of the Valuation Date agreed upon by the parties to the acquisition or disposition agreement and transferred as soon as practicable thereafter.

17.6       EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan or any modification or amendment to the Plan, or the payment of any benefit, shall give any Participant the right to continued employment, or any legal or equitable right against the Employer, an Employee of the Employer, the Plan Administrator, the Trustee, or their agents or employees, except as expressly provided by the Plan, the Trust, ERISA or the Code or by a separate agreement.

17.7       STATE LAW. The internal laws of Delaware, without regard to conflicts of law principles, shall determine all questions arising with respect to the provisions of this Plan, except to the extent Federal statute supersedes Delaware law.

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APPENDIX A

INVESTMENT OPTIONS

This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations Section 2550.404c-1, and the Fiduciaries of this Plan shall have no liability for any losses which are the direct and necessary result of investment instructions given by the Participant. The Participant may direct the investment of all contributions, other than Employer Matching Contributions and Discretionary Supplemental Employer Contributions that are not Vested, made under the Plan, among the following investment options:

(a)          the "Honeywell Common Stock Fund," a separate fund invested primarily in Honeywell Common Stock and, for purposes of liquidity, in commingled short term investment funds offered by the Trustee;

(b)          the "Short Term Fixed Income Fund," a separate fund intended to achieve a relatively steady rate of return that reflects shorter-term interest rates and may be invested in any of the following: (i) in commingled short term investment funds offered by the Trustee and/or money market securities with maturities of less than thirteen months; (ii) in an investment contract or contracts, with one or more insurance companies and/or one or more banks, and with average maturities of three and one-half years or less; and (iii) in any other type of investment that is accounted for on a book value basis provided the issuer is not the Company or any Subsidiary or Affiliated Company, except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company may be held in a commingled fund invested in by the Trustee or investment manager.

(c)          the "Investment Grade Bond Fund," a separate fund with an intermediate maturity profile and assets invested in investment-grade fixed income securities other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled fund invested in by the Trustee or investment manager), in fixed income securities issued or guaranteed by the United States of America and, for purposes of liquidity, in commingled short term investment funds offered by the Trustee.

(d)          the "Pre-Packaged Portfolio Funds," the assets of which are allocated in the percentages specified below among index or other commingled funds maintained by the Trustee or investment manager, with such asset allocations to be maintained within a reasonable range of such percentages by realigning assets from one specified fund to another from time to time. There shall be three Pre-Packaged Funds, each of which is composed of commingled funds, as follows:

(i)           the "Conservative Pre-Packaged Portfolio Fund," which shall be invested 45 percent in the Bond Market Index Fund (designed to represent the performance of the United States investment-grade bond market), 20 percent in the Short-Term Investment Fund (a broadly diversified money market fund), 25 percent in the Russell 3000 Index Fund (designed to represent the performance of the largest 3,000 United States stocks, which may include securities of the Company or any Subsidiary or Affiliated Company), and 10 percent in the Daily

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EAFE Index Fund (designed to represent the performance of the foreign stocks in the Morgan Stanley Capital International ("MSCI") Europe, Australia, Far East ("EAFE") Index);

(ii)          the "Moderate Pre-Packaged Portfolio Fund," which shall be invested 35 percent in the Bond Market Index Fund, 5 percent in the Short-Term Investment Fund, 45 percent in the Russell 3000 Index Fund, and 15 percent in the Daily EAFE Index Fund; and

(iii)        the "Aggressive Pre-Packaged Portfolio Fund," which shall be invested 15 percent in the Bond Market Index Fund, 65 percent in the Russell 3000 Index Fund, and 20 percent in the Daily EAFE Index Fund.

Assets of each Pre-Packaged Portfolio Fund may be invested in commingled short-term investment funds offered by the Trustee pending the selection and purchase of the index funds described herein or for purposes of liquidity.

(e)          the "Value/Yield Equity Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of broad measures of the stock market, such as the Standard & Poor's Composite 500 Stock Index and Dow Jones Industrial Average. The fund's managers invest primarily in common stocks (but may also be invested in preferred stocks, bonds, debentures or preferred stock convertible into common stocks) of issuers with favorable value and/or dividend yield characteristics other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled account invested in by the Trustee or investment manager), other similar types of investments, and for purposes of liquidity, in stock index futures funds and/or commingled short-term investment funds offered by the Trustee;

(f)           the "S&P 500 Equity Index Fund," a commingled fund that invests in the common stocks included in the Standard & Poor's Composite 500 Stock Index and is constructed in such a way that the returns on the fund (which include dividends) should follow the returns of the Index. The fund may include securities of the Company or any Subsidiary or Affiliated Company, stock index futures and, pending the selection and purchase of investments of the type herein described and for purposes of liquidity, stock index futures and/or funds and/or commingled short-term investment funds offered by the Trustee;

(g)          the "Growth Equity Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of broad measures of the stock market, such as the Standard & Poor's Composite 500 Stock Index and Dow Jones Industrial Average. The fund's managers invest primarily in common stocks (but may also be invested in preferred stocks, bonds, debentures or preferred stocks convertible into common stocks) of issuers with favorable growth characteristics other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled account invested in by the Trustee or investment manager), other similar types of investments and for purposes of liquidity, in stock index futures funds and/or commingled short-term investment funds offered by the Trustee;

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(h)          the "International Stock Fund," a commingled fund that invests in stock of companies outside the United States and is constructed in such a way that the return on such investments, including dividends, should follow the MSCI EAFE Index, and which, pending the selection and purchase of investments of the type herein described and for purposes of liquidity, may be invested in stock index futures and/or in commingled short-term investment funds offered by the Trustee;

(i)           the "Small-Cap Stock Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of small-cap U.S. stocks as represented by the Russell 2000 Stock Index, a widely-used measure of small-cap stock performance. While the underlying portfolios may differ in style (growth vs. value), the fund is constructed to be relatively style-neutral. Pending the selection and purchase of investments of the type herein described, and for purposes of liquidity, the fund may also be invested in commingled short-term investment funds offered by the Trustee; and

(j)           the "Target Date Retirement Funds," privately offered, collective investment funds which allocate assets among several asset classes, are targeted to a specific retirement date and automatically reduce equity exposure and risk over time, becoming more conservative as the specific retirement date approaches. The following comprise the Target Date Retirement Funds: the Target Retirement Fund, Target Date 2010 Fund, Target Date 2015 Fund, Target Date 2020 Fund, Target Date 2025 Fund, Target Date 2030 Fund, Target Date 2035 Fund, Target Date 2040 Fund, Target Date 2045 Fund and Target Date 2050 Fund.

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APPENDIX B

RULES RELATED TO TRANSFERRED FROZEN SUBFUNDS

A Transferred Frozen Subfund is a bookkeeping account that is maintained for individual Participants and records:

(a)          the Participant's interest in the Fixed Income Fund in the Honeywell Savings and Stock Ownership Plan as it existed on March 31, 1991 (after first taking into account all investment transfers, distributions, and withdrawals under the Honeywell Savings and Stock Ownership Plan which were effective on or before March 31, 1991), and which was invested in contracts that were procured by the Honeywell Savings and Stock Ownership Plan from Executive Life Insurance Company during 1987 and 1988 and were transferred into the Transferred Frozen Subfund effective April 1, 1991; and

(b)          the Participant's interest in the Fixed Income Fund in the Honeywell Savings and Stock Ownership Plan as it existed on June 30, 1991 (after first taking into account all investment transfers, distributions, and withdrawals under the Honeywell Savings and Stock Ownership Plan which were effective on or before June 30, 1991), and which was invested in a contract that was procured by Unisys Corporation fiduciaries for a predecessor plan from Mutual Benefit Life Insurance Company before December 30, 1986 and was transferred into the Transferred Frozen Subfund effective July 1, 1991.

When amounts are received from any source that makes payment with respect to the contracts described in (a) and (b) above, the Participant's share of such amounts shall be determined on a pro-rata basis in accordance with the Participant's interest in the contract for which the payment is made unless another method of allocation is specified in an order by a court having proper jurisdiction or specified in a settlement agreement under which such payments are paid, and such share shall be transferred pro-rata into the Participant's Accounts that were invested in the contracts described in (a) and (b) above if the Participant's Total Account has not been previously distributed. If the Participant's Total Account has been distributed before the payment is made, the Participant's share shall be distributed to the Participant as soon as administratively feasible after the payment is made. Upon such transfer or distribution, the value of the Participant's Frozen Subfund Account shall be reduced accordingly.

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APPENDIX C

PROVISIONS RELATING TO PARTICIPATING UNITS PROVIDING A NON-VARIABLE EMPLOYER MATCHING CONTRIBUTION

1.            INTRODUCTION AND PURPOSE. The purpose of this Appendix C is to set forth specific Plan provisions that apply to certain Participants in Participating Units that provide for non-variable Employer Matching Contributions. The other terms of the Plan shall apply to such Participants unless different terms are specifically set forth in this Appendix C. In the event that there is a conflict between the other terms of the Plan and the terms of this Appendix C, the terms of this Appendix C shall control.

2.            EMPLOYER MATCHING CONTRIBUTION. The Employer shall make Employer Matching Contributions to each Participant's Employer Matching Contribution Account equal to one of the following:

(c)          50% of Matched Contributions made by a Participant, beginning with a Participant's first Month of Participation following completion of one Year of Vesting Service; or

(d)          100% of Matched Contributions made by a Participant after the Participant has completed 60 Months of Participation following completion of one Year of Vesting Service.

(e)          Notwithstanding subsection (b), the level of Matched Contributions will increase to 100% upon completion of six Years of Vesting Service for any Participant who was in the Honeywell Savings and Stock Ownership Plan and/or the Honeywell DMC Savings Plan on March 31, 2000.

Notwithstanding the above, the Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Sections 6.2 and 6.5 are satisfied.

For purposes of this Appendix C, "Matched Contributions" shall mean the portion (up to 8% of Base Pay) of the Before-Tax Contribution and/or After-Tax Contribution which is matched by the Employer. For purposes of determining Matched Contributions, Before-Tax Contributions shall not include those contributions that a Participant elects to contribute pursuant to a Catch-Up Contribution Election; Before-Tax Contributions that are recharacterized as Catch-Up Contributions pursuant to Section 6.3(d), or Catch-Up Contributions that are recharacterized as Before-Tax Contributions.

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APPENDIX D

PROVISIONS RELATING TO PARTICIPATING UNITS WITH VARIABLE EMPLOYER MATCHING
CONTRIBUTIONS AND VARIABLE DISCRETIONARY SUPPLEMENTAL EMPLOYER CONTRIBUTIONS

1.            INTRODUCTION AND PURPOSE. The purpose of this Appendix D is to set forth specific Plan provisions that apply to Participants in Participating Units that provide for variable Employer Matching Contributions and Discretionary Supplemental Employer Contributions. The other terms of the Plan shall apply to such Participants unless different terms are specifically set forth in this Appendix D. In the event that there is a conflict between the other terms of the Plan and the terms of this Appendix D, the terms of this Appendix D shall control.

2.            EMPLOYER MATCHING CONTRIBUTION. Each Participating Unit may elect to make a discretionary Employer Matching Contribution. Although the amount to be contributed for each Plan Year by the Participating Unit under this Section is purely discretionary, any such Employer Matching Contribution will be allocated to the Participant's Employer Matching Contribution Account on the basis of his Matched Contributions, beginning with a Participant's first Month of Participation following completion of one Year of Vesting Service. Notwithstanding the above, the Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Sections 6.2 and 6.5 are satisfied.

3.            DISCRETIONARY SUPPLEMENTAL EMPLOYER CONTRIBUTION. Each Participating Unit may elect to make, in its discretion, a Discretionary Supplemental Employer Contribution. Any such contribution will be made in accordance with Section 5.2 of the Plan and on the basis established by the respective Participating Unit.

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APPENDIX E

PROVISIONS RELATING TO PARTICIPATING UNITS WITH VARIABLE EMPLOYER MATCHING CONTRIBUTIONS

1.            INTRODUCTION AND PURPOSE. The purpose of this Appendix E is to set forth specific Plan provisions that apply to Participants in Participating Units that provide for variable Employer Matching Contributions. The other terms of the Plan shall apply to such Participants unless different terms are specifically set forth in this Appendix E. In the event that there is a conflict between the other terms of the Plan and the terms of this Appendix E, the terms of this Appendix E shall control.

2.            EMPLOYER MATCHING CONTRIBUTION. Each Participating Unit may elect to make a discretionary Employer Matching Contribution. Although the amount to be contributed for each Plan Year by the Participating Unit under this Section is purely discretionary, any such Employer Matching Contribution will be allocated to the Participant's Employer Matching Contribution Account on the basis of his Matched Contributions, beginning with a Participant's first Month of Participation following completion of one Year of Vesting Service. Notwithstanding the above, the Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Sections 6.2 and 6.5 are satisfied.

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APPENDIX F

SPECIAL PROVISIONS RELATING TO ACQUIRED ENTITIES

The following provisions apply to certain former Participants of plans that have been merged into this Plan.

A.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE HAIC 401(k) PLAN

Participants in the HAIC Plan whose account balances under the HAIC Plan as of November 30, 2001, were transferred to HSOP II ("Transferred HAIC Plan Participants") shall be subject to the following special provisions effective November 30, 2001:

Vesting. All Transferred HAIC Plan Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the HAIC Plan.

B.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE NATIONAL METALIZING 401(k) PLAN

Participants in the National Metalizing 401(k) Plan (the "National Metalizing Plan") whose account balances under the National Metalizing Plan as of October 1, 2000 were transferred to HSOP II ("Transferred National Metalizing Participants") shall be subject to the following special provisions effective October 1, 2000:

Vesting. All Transferred National Metalizing Participants are fully Vested in their account balances in the National Metalizing Plan.

C.	SPECIAL BENEFITS FOR FORMER INVENSYS EMPLOYEES
Employer Matching Contribution. Effective January 1, 2003, Prior Invensys Plan Participants shall be eligible to receive Employer Matching Contributions regardless of whether they completed one Year of Vesting Service.
D.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE SYSTEM SENSOR DIVISION HOURLY EMPLOYEES SAVINGS PLAN

Participants in the System Sensor Division Hourly Employees Savings Plan (the "System Sensor Plan") whose account balances under the System Sensor Plan as of July 1, 2004, were transferred to HSOP II ("Transferred System Sensor Participants") shall be subject to the following special provisions effective July 1, 2004:

Vesting. All Transferred System Sensor Participants are fully Vested in their account balances in the Plan, including amounts transferred from the System Sensor Plan.

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E.	HONEYWELL TECHNOLOGY SOLUTIONS INC. (HTSI) UNION EMPLOYEES
Employer Contribution. Effective January 1, 2004, notwithstanding anything in the Plan to the contrary, the following Eligible Employees who are members of CWA Local 2088 (NENS) and employed at Merritt Island on January 1, 2004, shall receive a contribution equal to the amount specified below. The Employer contribution made pursuant to this Appendix F shall be fully Vested and shall, with respect to all Plan provisions, be treated as a Prior Employer Plan Contribution.
Name	Social Security No.	Amount
Roscoe D. Johnson	###-##-####	$229.02
Edna F. Tate	###-##-####	$155.15
Howard K. Ashworth	###-##-####	$173.45
Gwendolyn D. Warren	###-##-####	$155.84
David B. Swartz	###-##-####	$223.18
F.

SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE POMS CORPORATION 401(k) RETIREMENT PLAN

Participants in the POMS Corporation 401(k) Retirement Plan (the "POMS Plan") whose account balances under the POMS Plan as of April 1, 2001, were transferred to HSOP I ("Transferred POMS Participants") shall be subject to the following special provisions effective April 1, 2001:

Vesting. All Transferred POMS Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the POMS Plan.

G.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE HONEYWELL CONSUMER PRODUCTS 401(k) PLAN

Participants in the Honeywell Consumer Products 401(k) Plan (the "Consumer Products Plan") whose account balances under the Consumer Products Plan as of January 1, 2001, were transferred to HSOP I ("Transferred Consumer Products Participants") shall be subject to the following special provisions effective January 1, 2001:

Vesting. All Transferred Consumer Products Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Consumer Products Plan.

H.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE DATA INSTRUMENTS, INC. PROFIT SHARING PLAN
Participants in the Data Instruments, Inc. Profit Sharing Plan (the "Data Instruments Plan") whose account balances under the Data Instruments Plan as of June 19, 2001, were transferred to HSOP I ("Transferred Data Instruments Participants") shall be subject to the following special provisions effective June 19, 2001:

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Vesting. All Transferred Data Instruments Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Data Instruments Plan.
I.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE GRIMES AEROSPACE COMPANY EMPLOYEE INVESTMENT PLAN
Participants in the Grimes Aerospace Company Employee Investment Plan (the "Grimes Plan") whose account balances under the Grimes Plan as of August 1, 2001, were transferred to HSOP I ("Transferred Grimes Participants") shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Grimes Plan.
J.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE THERMAL CONTROL, INC. 401(k) RETIREMENT PLAN
Participants in the Thermal Control Plan whose account balances under the Thermal Control Plan as of October 1, 2001, were transferred to HSOP I ("Transferred Thermal Control Participants") shall be subject to the following special provisions effective October 1, 2001:
Vesting. All Transferred Thermal Control Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Thermal Control Plan.
K.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE ARROWHEAD PLAN
Participants in the Arrowhead Plan whose account balances under the Arrowhead Plan as of March 1, 2002, were transferred to HSOP I ("Transferred Arrowhead Participants") shall be subject to the following special provisions effective March 1, 2002:
Vesting. All Transferred Arrowhead Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Arrowhead Plan.
L.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE SACDA PLAN
Participants in the Sacda Plan whose account balances under the Sacda Plan as of March 22, 2002, were transferred to HSOP I ("Transferred Sacda Participants") shall be subject to the following special provisions effective March 22, 2002:
Vesting. All Transferred Sacda Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Sacda Plan.
M.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE TRISTAR AEROSPACE, INC. 401(k) PROFIT SHARING PLAN
Participants in the TriStar Aerospace, Inc. 401(k) Profit Sharing Plan (the "TriStar Plan") whose account balances under the TriStar Plan as of August 29, 2000 were transferred to

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HSOP I ("Transferred TriStar Participants") shall be subject to the following special provisions effective August 29, 2000:
Vesting. All Transferred TriStar Participants became fully Vested in their account balances as of August 29, 2000.
N.	SPECIAL BENEFITS FOR FORMER PARTICIPANTS IN THE TRENDVIEW 401(k) PLAN
Participants in the Trendview 401(k) Plan (the "Trendview Plan") whose account balances under the Trendview Plan as of November 1, 2000 were transferred to HSOP I ("Transferred Trendview Participants") shall be fully Vested in their account balances.
O.	SPECIAL BENEFITS FOR FORMER ULTRAK INC. EMPLOYEES
Eligibility. Former employees of Ultrak Inc. who were employed by Ultrak Inc. on December 19, 2002 and who became employed by Pittway Company on December 20, 2002 shall be eligible to participate in HSOP I effective December 20, 2002.
p.	SPECIAL BENEFITS FOR FORMER PROCESS ANALYSTS, INC. EMPLOYEES
Eligibility. Former employees of Process Analysts, Inc. who were employed by Process Analysts, Inc. on February 28, 2002 and who became employed by the Company on March 1, 2002 ("Former PAI Employees") shall be eligible to participate in HSOP I effective March 1, 2002.
Vesting. Former PAI Employees shall be fully Vested in their Account Balances under the Plan.
Q.	SPECIAL BENEFITS FOR FORMER PITTWAY CORPORATION EMPLOYEES
Every participant in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan as of December 31, 2003 shall become a Participant in this Plan and his account balance under the Pittway Corporation Blue Chip Profit Sharing and Savings Plan shall be transferred to HSOP I ("Transferred Pittway Participants"). Effective January 1, 2004, Transferred Pittway Participants shall be subject to the following provisions:
Vesting. All Transferred Pittway Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the Pittway Corporation Blue Chip Profit Sharing and Savings Plan.
Employer Matching Contribution. Effective January 1, 2004, Participants who were active participants in the Pittway Corporation Blue Chip Profit Sharing and Savings Plan on December 31, 2003 shall be eligible to receive Employer Matching Contributions regardless of whether they completed one Year of Vesting Service.

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R.	SPECIAL BENEFITS FOR FORMER BAKER ELECTRONICS, INC. EMPLOYEES
Participants in the HCM Plan on December 31, 2003 who continue to be employees of Baker Electronics on January 1, 2004 shall be participants in HSOP I effective January 1, 2004 ("Transferred HCM Participants") and shall be subject to the following provisions effective January 1, 2004:
Eligibility. Transferred HCM Participants shall be eligible to commence active participation in HSOP I effective January 1, 2004.
Vesting. All Transferred HCM Participants shall be fully Vested in their Account Balances in the Plan including all amounts transferred from the HCM Plan.
Employer Matching Contribution. Effective January 1, 2004, Participants who were participants in the HCM Plan on December 31, 2003 shall be eligible to receive Employer Matching Contributions regardless of whether they completed one Year of Vesting Service.
S.	SPECIAL BENEFITS FOR FORMER ASPEN TECHNOLOGY, INC. EMPLOYEES
Eligibility. Former employees of Aspen Technology, Inc. who were employed by Aspen Technology, Inc. on December 22, 2004 and who became employed by the Employer on December 23, 2004 ("Former Aspen Employees") shall be eligible to participate in HSOP I effective December 23, 2004.
Employer Matching Contributions. Effective December 23, 2004, Former Aspen Employees that participated in the Aspen Technology 401(k) Savings Plan (the "Aspen 401(k) Plan") shall be credited with service earned in the Aspen 401(k) Plan for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). In addition, Former Aspen Employees that were eligible to participate in the Aspen 401(k) Plan, but elected not to participate, shall also be credited with service as though such Former Aspen Employees had participated in the Aspen 401(k) Plan for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C. However, service by Former Aspen Employees prior to December 23, 2004 shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
T.	SPECIAL BENEFITS FOR FORMER FUTURESMART SYSTEMS, INC. EMPLOYEES
Eligibility. Former employees of FutureSmart Systems, Inc. who were employed by FutureSmart Systems, Inc. on October 20, 2003 and who became employed by the Company on October 21, 2003 shall be eligible to participate in HSOP I effective January 1, 2005.

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U.	SPECIAL BENEFITS FOR FORMER NOVAR CONTROLS EMPLOYEES
Eligibility. Former employees of Novar Controls ("Novar Controls Employees") who were employed by Novar Controls on March 30, 2005 and became employed by the Employer on September 1, 2005 shall be eligible to participate in HSOP I effective September 1, 2005
Vesting. Former Novar Controls Employees shall be fully Vested in their Account Balances under the Plan.
Years of Vesting Service. Former Novar Controls Employees shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with Novar Controls and the Employer.
Employer Matching Contributions. With respect to each Participant who is a Former Novar Controls Employee and who makes a Matched Contribution to the Plan, the Employer shall make Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to one of the following:
(f) 50% of Matched Contributions made by such Participant following completion of one Year of Vesting Service, or
(g) 100% of Matched Contributions made by such Participant following completion of six Years of Vesting Service.
Notwithstanding anything in the Plan to the contrary, (1) the level of Matched Contributions for any Participant who is a Former Novar Controls Employee shall be determined without regard to his Months of Participation and (2) Former Novar Controls Employees Employer Matching Contribution Account shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with Novar Controls and the Employer, regardless of whether such Former Novar Controls Employees actually participated in the Novar Controls 401(k) Plan or the Plan.
V.	SPECIAL
Base Pay. The definition of Base Pay for Honeywell DMC Participants shall include overtime pay for the time period of October 1, 2003 through August 8, 2005.
Vesting. Participants who were participants in the Honeywell DMC Savings Plan on March 31, 2000 and whose accounts were transferred to HSOP I shall be fully Vested in all past and future Employer Matching Contributions to this Plan.
W.	SPECIAL BENEFITS FOR FORMER HOMMED LLC EMPLOYEES
Eligibility. Former employees of HomMed LLC ("Former HomMed Employees") who were employed by HomMed LLC on December 16, 2004 and became employed by Honeywell HomMed LLC, a wholly-owned subsidiary of the Company ("HomMed") on

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December 17, 2005 shall be eligible to participate in the Plan on June 1, 2005. In addition, employees who were hired by HomMed on and after December 17, 2004 and who were eligible to participate in the HomMed 401(k) Plan (whether or not they actually participated) shall be eligible to participate in HSOP I on June 1, 2005.
X.	SPECIAL BENEFITS FOR FORMER POINT RESEARCH CORPORATION EMPLOYEES
Eligibility and Vesting. Former Employees of Point Research Corporation ("Former Point Research Employees") who were employed by Point Research Corporation ("Point Research") on May 9, 2005 and who became employed by the Employer on May 10, 2005 shall receive credit for service with Point Research for purposes of eligibility and vesting under the Plan.
Y.	SPECIAL BENEFITS FOR FORMER ZELLWEGER ANALYTICS, INC. EMPLOYEES
Eligibility. Former employees of Zellweger Analytics, Inc. ("Former Zellweger Employees") who were employed by Zellweger Analytics, Inc. ("Zellweger") on June 29, 2005 and became employed by the Employer on June 30, 2005 and who remain employed by the Employer on January 1, 2006 shall be eligible to participate in the Plan on January 1, 2006.
Z.	SPECIAL BENEFITS FOR INTERCORR INTERNATIONAL INC. EMPLOYEES
Eligibility and Vesting. Former Employees of Intercorr International Inc. ("Former Intercorr Employees") who were employed by Intercorr International Inc. ("Intercorr") on July 22, 2005 and who became employed by the Employer on July 23, 2005 shall receive credit for service with Intercorr for purposes of eligibility and vesting under the Plan.
Employer Matching Contributions. Effective July 23, 2005, Former Intercorr Employees that were employed by Intercorr on July 22, 2005 shall receive credit for service with Intercorr for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former Intercorr Employees prior to July 23, 2005 and participation in the Gevity 401(k) Plan shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
AA.	SPECIAL BENEFITS FOR PHOENIX CONTROLS CORPORATION EMPLOYEES
Eligibility and Vesting. Employees of Phoenix Controls Corporation ("PCC Employees") who were employed by Phoenix Controls Corporation ("PCC") on January 1, 2006 shall receive credit for service with Phoenix Controls Corporation for purposes of eligibility and vesting under the Plan.

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Employer Matching Contributions. Effective January 1, 2006, PCC Employees who were employed by PCC on December 31, 2005 shall receive credit for service with PCC for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by PCC Employees prior to January 1, 2006 and participation in the Phoenix Controls Corporation 401(k) Plan shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
BB.	SPECIAL BENEFITS FOR TRIDIUM, INC. EMPLOYEES
Eligibility and Vesting. Former Employees of Tridium, Inc. ("Former Tridium Employees") who were employed by Tridium, Inc. ("Tridium") on November 29, 2005 and who became employed by the Employer on November 30, 2005 shall receive credit for service with Tridium for purposes of eligibility and vesting under the Plan.
Employer Matching Contributions. Effective April 1, 2006, Former Tridium Employees that were employed by Tridium on November 29, 2005 shall receive credit for service with Tridium for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former Tridium Employees prior to April 1, 2006 and participation in the Tridium, Inc. 401(k) Plan shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
CC.	SPECIAL BENEFITS FOR FORMER UOP NON-UNION EMPLOYEES
Eligibility. Former non-union employees of UOP LLC ("Former Non-Union UOP Employees") who are employed by UOP LLC on December 31, 2006 and on January 1, 2007 shall be eligible to participate in the Plan effective January 1, 2007.
Vesting. Former Non-Union UOP Employees shall be Vested in their Account Balances under the Plan based on their employment service with UOP LLC and the Employer.
Years of Vesting Service. Former Non-Union UOP Employees shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with UOP LLC and the Employer.
Employer Matching Contributions. With respect to each Participant who is a Former Non-Union UOP Employee and who makes a Matched Contribution to the Plan, the Employer shall make Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to one of the following:
(h) 50% of Matched Contributions made by such Participant following completion of one Year of Vesting Service, or
(i) 100% of Matched Contributions made by such Participant following completion of six Years of Vesting Service.

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Notwithstanding anything in the Plan to the contrary, (1) the level of Matched Contributions for any Participant who is a Former Non-Union UOP Employee shall be determined without regard to his Months of Participation and (2) Former Non-Union UOP Employees Employer Matching Contribution Account shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with UOP LLC and the Employer, regardless of whether such Former Non-Union Employees actually participated in the UOP Savings Plan.
DD.	SPECIAL BENEFITS FOR FORMER UOP UNION EMPLOYEES
Eligibility. Former union employees of UOP LLC ("Former Union UOP Employees") who were employed by the Company on December 31, 2006 and on January 1, 2007 shall be eligible to participate in HSOP effective January 1, 2007.
Vesting. Former Union UOP Employees shall be Vested in their Account Balances under the Plan based on their employment service with UOP LLC and the Employer.
Years of Vesting Service. Former Union UOP Employees shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with UOP LLC and the Employer.
Employer Matching Contributions. With respect to each Participant who is a Former Union UOP Employees, the Employer shall make discretionary Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to the amount such Participating Unit elects to make. Except as set forth in this Appendix F of the Plan, the provisions set forth in Appendix E of the Plan shall govern these contributions, if any.
Employer Matching Contributions. With respect to each Participant who is a Former Union UOP Employees, the Employer shall make discretionary Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to the amount such Participating Unit elects to make. Except as set forth in this Appendix F of the Plan, the provisions set forth in Appendix E of the Plan shall govern these contributions, if any.
Notwithstanding anything in the Plan to the contrary, Former Union UOP Employees Employer Matching Contribution Account shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with UOP LLC and the Employer, regardless of whether such Former Union Employees actually participated in the UOP Savings Plan for Baton Rouge Hourly Employees.
EE.	SPECIAL BENEFITS FOR FORMER FIRST TECHNOLOGY plc EMPLOYEES
Eligibility
(a) Former employees of First Technologies plc who were employed by First Technologies plc in the United States in MST Technologies, Inc., City Technology LTD, City Technology Holdings LTD or Manning Systems Inc. (but not those employed in the United States in FIS Ltd. or Control Devices, Inc.) on December 31, 2006 and on January 1, 2007 shall be eligible to participate in HSOP effective January 1, 2007.
(b) Former employees of First Technologies plc who were employed by First Technologies plc in the United States in B&W Technologies, Inc. or Vulcan Inc. (but not

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those employed in the United States in FIS Ltd. or Control Devices, Inc.) on March 31, 2007 shall be eligible to participate in HSOP effective April 1, 2007.
(c) Former employees of First Technologies plc who were hired by First Technologies plc in the United States in B&W Technologies, Inc. or Vulcan Inc. (but not those employed in the United States in FIS Ltd. or Control Devices, Inc.) between March 24 , 2006 and April 1, 2007 shall be eligible to participate in HSOP effective April 1, 2007 and shall be eligible to receive matching contributions as of April 1, 2007 without regard to whether they have a Year of Vesting Service at such time.
Vesting. Former First Technology Employees shall be Vested in their Account Balances under the Plan based on their employment service with First Technologies plc and the Employer.
Years of Vesting Service. Former First Technology Employees shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with First Technology plc and the Employer.
Employer Matching Contributions. With respect to each Participant who is a Former First Technology plc Employee and who makes a Matched Contribution to the Plan, the Employer shall make Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to one of the following:
(i) 50% of Matched Contributions made by such Participant following completion of one Year of Vesting Service (except as provided in (c) above), or
(ii) 100% of Matched Contributions made by such Participant following completion of six Years of Vesting Service (with no exception for those former employees of First Technology affected by (c) above).
Notwithstanding anything in the Plan to the contrary, (1) the level of Matched Contributions for any Participant who is a Former First Technology plc Employee shall be determined without regard to his Months of Participation and (2) Former First Technology plc Employees Employer Matching Contribution Account shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with First Technology plc and the Employer, regardless of whether such Former First Technology plc Employee actually participated in a tax-qualified savings plan sponsored by or maintained by First Technology plc or one of its subsidiaries or affiliates.
FF.	SPECIAL BENEFITS FOR ACTIVEYE, INC. EMPLOYEES
Eligibility and Vesting. Former Employees of ActivEye, Inc. ("Former ActivEye Employees") who were employed by ActivEye, Inc. ("ActivEye") on February 28, 2007 and who became employed by the Employer on March 1, 2007 shall receive credit for service with ActivEye for purposes of eligibility and vesting under the Plan.

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Employer Matching Contributions. Effective March 1, 2007 Former ActivEye Employees that were employed by ActivEye on February 28, 2007 shall receive credit for service with ActivEye for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former ActivEye Employees prior to March 1, 2007 and participation in the any 401(k) or other plan maintained or sponsored by ActivEye shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
GG	SPECIAL BENEFITS FOR PLANT AUTOMATION SERVICES, INC. EMPLOYEES
Eligibility and Vesting. Former Employees of Plant Automation Services, Inc. ("Former PAS Employees") who were employed by Plant Automation Services, Inc. ("PAS") on January 31, 2007 and who became employed by the Employer on February 1, 2007 shall receive credit for service with PAS for purposes of eligibility and vesting under the Plan.
Employer Matching Contributions. Effective February 1, 2007, Former PAS Employees that were employed by PAS on January 31, 2007 shall receive credit for service with PAS for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former PAS Employees prior to February 1, 2007 and participation in the any 401(k) or other plan maintained or sponsored by PAS shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
HH	SPECIAL BENEFITS FOR SECURITY SYSTEMS DIVISION OF RICHARDSON ELECTRONICS, LTD. EMPLOYEES
Eligibility and Vesting. Former Employees of Security Systems Division of Richardson Electronics, Ltd. ("Former SSD Employees") who were employed by Richardson Electronics, Ltd. ("Richardson") on May 31, 2007 and who became employed by the Employer on June 1, 2007 shall receive credit for service with Richardson for purposes of eligibility and vesting under the Plan.
Employer Matching Contributions. Effective May 31 2007, Former SSD Employees that were employed by Richardson on May 31, 2007 shall receive credit for service with Richardson for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former SSD Employees prior to May 31, 2007 and participation in the any 401(k) or other plan maintained or sponsored by Richardson or any of its subsidiaries or affiliates shall be disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).
II	SPECIAL BENEFITS FOR ENRAF COMPANY EMPLOYEES

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(a) Eligibility and Vesting. Former Employees of any of the following Enraf companies who were first hired by the applicable Enraf company prior to January 1, 2008 ("Former Enraf Employee"), shall, effective January 1, 2008, receive credit for service with such Enraf company for purposes of eligibility and vesting under the Plan.
Enraf Fluid Technology USA Inc. (incorporated in the State of Delaware);
                            Hermetic Inc. (incorporated in the State of Texas);
                            Enraf Systems Inc. (incorporated in the State of Texas);
                            Enraf Inc. (incorporated in the State of Arizona); and
Calibron Systems Inc. (incorporated in the State of Arizona).
(b) Employer Matching Contributions. With respect to each Participant who is a Former Enraf Employee and who makes a Matched Contribution to the Plan, the Employer shall make Employer Matching Contributions to each such Participant's Employer Matching Contribution Account equal to one of the following:
(i) 50% of Matched Contributions made by such Participant following completion of one Year of Vesting Service, or
(ii) 100% of Matched Contributions made by such Participant following completion of six Years of Vesting Service.
(c) Notwithstanding anything in the Plan to the contrary, (1) the level of Matched Contributions for any Participant who is a Former Enraf Employee shall be determined without regard to his Months of Participation and (2) a Former Enraf Employee's Employer Matching Contribution Account shall be credited with service for purposes of eligibility to receive Employer Matching Contributions under the Plan for all service performed with any of the Enraf companies listed in (a) above and the Employer, regardless of whether such Former Enraf Employee actually participated in the Enraf, Inc. 401(k) Profit Sharing Plan or the Calibron Systems, Inc. 401(k) Profit Sharing Plan & Trust.
JJ	SPECIAL BENEFITS FOR DIMENSIONS INTERNATIONAL INC. EMPLOYEES
Eligibility and Vesting. Effective January 1, 2008, Former Employees of Dimensions International Inc. ("Former Dimensions Employees") who were employed by Dimensions International Inc. ("Dimensions") on December 31, 2007 and who became employed by the Employer on January 1, 2008, shall receive credit for service with Dimensions for purposes of eligibility and vesting under the Plan.
Employer Matching Contributions. Effective January 1, 2008, Former Dimensions Employees that were employed by Dimensions on December 31, 2007 shall receive credit for service with Dimension for purposes of determining eligibility to receive Employer Matching Contributions under Section 2(a) of Appendix C (relating to the 50% Employer Matching Contribution). However, service by Former Dimensions Employees prior to January 1, 2008 and participation in the Dimensions 401(k) Plan shall be

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disregarded in determining eligibility to receive Employer Matching Contributions under Section 2(b) of Appendix C (relating to the 100% Employer Matching Contribution).

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